                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:  January 31, 2008
                                                      Estimated average burden
                                                      hours per response......14

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            VALUEVISION MEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             VALUEVISION MEDIA, INC.
                               6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                                                    June 1, 2007

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision Media, Inc., a Minnesota corporation, to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Thursday, June 28, 2007 at 9:00 a.m. central time.

     The enclosed notice of annual meeting of shareholders and proxy statement describe the matters to come before the meeting.

     We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please take the time to vote. You may vote through the internet, by calling a toll-free telephone number or by completing the enclosed proxy card and mailing it in the enclosed envelope. See the enclosed proxy card for more details on voting. Please send your proxy through the internet, telephone or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes.

                                        Sincerely,

                                        /s/ WILLIAM LANSING

                                        William J. Lansing
                                        President and Chief Executive Officer

                                 --------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.

                                 --------------

                             VALUEVISION MEDIA, INC.
                               6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 2007

                                -----------------

To the Shareholders of ValueVision Media, Inc.:

     The annual meeting of shareholders of ValueVision Media, Inc. will be held at our offices located at 6690 Shady Oak Road, Eden Prairie (Human Resources Entrance), Minnesota on Thursday, June 28, 2007 at 9:00 a.m. central time, or at any adjournments or postponements thereof. The meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

     1. to elect nine directors, six of whom will be elected by the holders of shares of our common stock voting separately as a class, and three of whom will be elected by the holders of shares of our Series A Redeemable Convertible Preferred Stock voting separately as a class;

     2. to adopt our 2007 Management Incentive Plan; and

     3. to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008;

as well as to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 4, 2007 will be entitled to receive notice of and to vote at the meeting or any adjournments thereof. This notice and proxy statement will first be sent to shareholders on or about June 1, 2007.

     A proxy card for the meeting is enclosed. Whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the internet at the address listed on the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the enclosed envelope. If you have returned your proxy through the internet, telephone or mail, you may revoke your proxy by following the instructions in the enclosed proxy statement and vote on all matters submitted at the meeting at any time prior to the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                        By Order of the Board of Directors

                                        /s/ WILLIAM LANSING

                                        William J. Lansing
                                        President and Chief Executive Officer

June 1, 2007
Eden Prairie, Minnesota

                             VALUEVISION MEDIA, INC.
                               6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                -----------------

                                 PROXY STATEMENT
                                     FOR THE
                       2007 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 2007

                                -----------------

                               GENERAL INFORMATION

     The enclosed proxy is being solicited by our board of directors for use in connection with our annual meeting of shareholders to be held on Thursday, June 28, 2007 at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, at 9:00 a.m., central time, and at any adjournments or postponements. Our telephone number is (952) 943-6000. The mailing of this proxy statement and our board of directors' form of proxy to shareholders will commence on or about June 1, 2007.

     The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your shares. Instead, you may follow the instructions below to vote your shares over the telephone or on the internet, or you can complete, sign and return the enclosed proxy card.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting we will ask our shareholders to vote on three matters:

     1. to elect a board of directors of nine directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified, six of whom are elected by the holders of our common stock voting separately as a class and three of whom are elected by the holders of our Series A redeemable convertible preferred stock, known as our preferred stock, voting separately as a class;

     2. to adopt our 2007 Management Incentive Plan; and

     3. to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008;

as well as to transact other business that may properly be brought before the meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only shareholders of record at the close of business on May 4, 2007 will be entitled to vote at the meeting or adjournments thereof. At the close of business on the record date, we had 37,627,767 shares of our common stock outstanding and entitled to vote. In addition, there were 5,339,500 shares of preferred stock outstanding and entitled to vote, all of which were held by GE Capital Equity Investments, Inc., known as GE Equity. Every share is entitled to one vote on each matter that comes before the meeting.

     With respect to proposal 1, the holders of the common stock, voting separately as a class, are entitled to elect six directors and the holders of the preferred stock, voting separately as a class, are entitled to elect three directors. The holders of the common stock and the preferred stock will vote together as one class at the meeting on proposals 2 and 3, with the holders of the preferred stock voting on an as converted to common stock basis, meaning the holders of preferred stock will be entitled to 5,339,500 votes on proposals 2 and 3. The common stock and preferred stock are collectively referred to in this proxy statement as the voting securities.

WHO IS ENTITLED TO ATTEND THE MEETING?

     Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting in person. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), and you wish to vote your shares at the meeting, instead of by proxy, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     With respect to proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of (a) the common stock entitled to a separate class vote on six directors at the meeting will constitute a quorum for purposes of this class vote and (b) the preferred stock entitled to a separate class vote on three directors at the meeting will constitute a quorum for purposes of these class votes. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of voting securities entitled to vote at the meeting (with the preferred stock considered on an as converted to common stock basis) will constitute a quorum for the combined class votes on proposals 2 and 3.

     If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

HOW DO I VOTE?

     Proxies in the accompanying form that are properly signed and returned to us, voted by telephone or through the internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified.

     To vote by mail (preferred shareholders must vote by mail):

     - Mark your selections on the proxy card.

     - Date and sign your name exactly as it appears on your proxy card.

     - Mail the proxy card in the enclosed postage-paid envelope (we must receive the mailed proxy card prior to the meeting).

     To vote by internet:

     - Go to the web site printed on your proxy card 24 hours a day, seven days a week.

     - Complete the electronic ballot and submit your voting instructions.

     To vote by telephone:

     - From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

     - Follow the simple recorded instructions.

     If you are a registered shareholder and attend the annual meeting, you may deliver your proxy in person. If you hold your shares in "street name," you need to obtain a proxy form from the institution that holds your shares. Shareholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON VOTING MY SHARES?

     Our board of directors recommends a vote for the election of each of the nominees to the board of directors set forth in proposal 1 to constitute the board of directors; for adoption of the 2007 Management Incentive Plan and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. With respect to proposal 1, six directors are to be elected by the holders of our common stock voting separately as a class and three directors are to be elected by the holders of our preferred stock voting separately as a class. In each separate class vote, the directors will be elected by a plurality of the votes cast by the holders of the outstanding shares of common stock and preferred stock, as applicable, present in person or by proxy and entitled to vote. For this purpose, a properly executed proxy marked "WITHHELD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors.

     OTHER ITEMS. The affirmative vote of the holders of a majority of the outstanding shares of voting securities (voting as a single class) present in person or by proxy and entitled to vote is required to ratify proposals 2 and 3. For all other items that properly come before the meeting, the affirmative vote of a majority of the outstanding voting securities entitled to vote and present in person or represented by proxy at the meeting is required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

     If shareholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers' shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals. Accordingly, an abstention will have the effect of a "NO" vote.

     If a shareholder does not give a broker holding the shareholder's shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent auditors. Brokers cannot vote on their customers' behalf on "non-routine" proposals, such as the approval of the 2007 Management Incentive Plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq Global Market. If a broker votes shares that are unvoted by its customers for or against a "routine" proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the "routine" proposals on which they are cast. Shares held by a broker on behalf of a shareholder will not be considered cast with respect to any "non-routine" proposals and will not be taken into account in determining the outcome of any "non-routine" proposals.

MAY THE MEETING BE ADJOURNED?

     If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

WHO PAYS THE EXPENSES INCURRED IN CONNECTION WITH THE SOLICITATION OF PROXIES?

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

HOW MAY I OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT?

     Our annual report for our fiscal year ended February 3, 2007, including audited financial statements, is enclosed. The annual report is also available online at www.valuevisionmedia.com. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

WHAT IS THE DEADLINE FOR SUBMITTING A SHAREHOLDER PROPOSAL FOR THE 2008 ANNUAL MEETING?

     We must receive shareholder proposals intended to be presented at the 2008 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than February 1, 2008. We must receive any other shareholder proposals intended to be presented at the 2008 annual meeting of shareholders at our principal executive office no later than March 30, 2008. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

                                   PROPOSAL #1

                              ELECTION OF DIRECTORS

     Nine directors will be elected at the meeting. Six of the directors will be voted upon and elected by the holders of shares of common stock voting separately as a class. Three of the directors will be voted upon and elected by the holders of shares of preferred stock voting separately as a class. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or his earlier resignation or removal. All of these director nominees have consented to serve as a director, if elected. Proxies solicited by the board will, unless otherwise directed, be voted to elect these nine nominees to constitute the entire board.

     Our articles of incorporation initially set the size of the board at seven directors (with the holders of the preferred stock entitled to elect two of the seven directors and the holders of the common stock entitled to elect up to five directors), but our by-laws further provide that the number of directors may be increased (or decreased) by majority vote of the board of directors. On February 25, 2004, the board of directors increased the size of the board to nine directors. In connection with this increase, the board further provided that the holders of shares of preferred stock would be entitled to elect up to three of the nine directors and the holders of common stock would be entitled to elect up to six directors.

     The following table sets forth certain information concerning the persons who are nominated for election to the board of directors.


                                  DIRECTOR     POSITIONS CURRENTLY HELD WITH OUR
NAME                        AGE     SINCE                   COMPANY
----                        ---   --------   -------------------------------------


William J. Lansing.......    49     2003     President, Chief Executive Officer
                                             and Director
John D. Buck.............    56     2004     Chairman of the Board
James J. Barnett.........    49     2004     Director
Marshall S. Geller.......    68     1993     Director
Ronald J. Herman,            44     2004
  Jr.(1).................                    Director
Douglas V. Holloway(1)...    52     2004     Director
Jay Ireland(1)...........    52     2003     Director
Robert J. Korkowski......    66     1993     Director
George A. Vandeman.......    67     2005     Director


--------------

   (1) Messrs. Herman, Holloway and Ireland are the nominees of the holders of shares of preferred stock.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF COMMON STOCK

     WILLIAM J. LANSING joined our company as president and chief executive officer in December 2003 and is also a member of our board of directors. Prior to joining us, Mr. Lansing was a partner at General Atlantic Partners, a global private equity firm, from August 2001 to December 2003. From March 2000 to August 2001, Mr. Lansing was chief executive officer of NBC Internet, a Nasdaq-listed company that was acquired by General Electric in 2001. Mr. Lansing served as president and later as chief executive officer of Fingerhut Companies from March 1998 to March 2000, then the nation's second largest catalog retailer and a NYSE-listed company, where he managed the sale and transition of the company to Federated Department Stores. Subsequent to the acquisition, he was appointed the additional role of chairman of Federated Direct with the added responsibilities of Macys-by-Mail and Macys.com. Prior to Fingerhut, Mr. Lansing was at General Electric, where he served as vice president of business development, reporting to chairman Jack Welch. Prior to his role at General Electric, Mr. Lansing was chief operating officer of Prodigy, Inc., where he launched the company's flagship Prodigy internet offering. Earlier, Mr. Lansing was a partner at McKinsey & Company. Mr. Lansing currently serves on the board of directors of Digital River, Inc., RightNow Technologies, Inc. and Fair Isaac Corporation.

     JAMES J. BARNETT has served as chairman and chief executive officer of Turn Inc., a provider of internet advertising services, since December 2004. Previously, he served as the president of the search division of Overture Services, Inc., a wholly-owned subsidiary of Yahoo! Inc., from May 2003 to November 2003. Mr. Barnett joined

Overture with the acquisition of AltaVista Inc., where he was president and chief executive officer from 2001 to 2003. Prior to joining AltaVista, Mr. Barnett was president of MyFamily.com from October 2000 to June 2001. He served as president and chief executive officer of ThirdAge Media, which was acquired by MyFamily.com, from 1999 to 2000. Prior to joining ThirdAge Media, Mr. Barnett also held the president and chief executive officer positions at Infogrames North America and Accolade, Inc., two interactive entertainment companies, from 1994 to 1999. Mr. Barnett is also currently serving as the chairman of SideStep, Inc. and as a director of Syndero, Inc.

     JOHN D. BUCK has served as the chief executive officer and owner of Whitefish Ventures, LLC, a provider of financial and general business services to small business enterprises, since 2000. Prior to joining Whitefish Ventures, Mr. Buck served as president and chief operating officer of Fingerhut Companies from 1996 to 2000. Mr. Buck also currently serves as non-executive chairman of the board of Medica, the second largest health plan in Minnesota. He also serves on the board of directors of Patterson Companies, Inc. and Halo Innovations. Previously, Mr. Buck held senior executive management positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc.

     MARSHALL S. GELLER is co-founder and senior managing director of St. Cloud Capital, a Los Angeles based private investment fund formed in December 2001. He is the founding partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in 1995, where he served as chairman and CEO from 1991 to 1995. Mr. Geller has spent more than 40 years in corporate finance and investment banking, including 21 years as a senior managing director of Bear, Stearns & Co. with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as a director on the boards of 1st Century Bank, N.A., GP Strategies Corporation, SCPIE Holdings, Inc. and National Holdings Corp. and is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. Mr. Geller serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles.

     ROBERT J. KORKOWSKI, from 1989 until his retirement in 1996, was the senior vice president of finance and a director of Opus Corporation, a privately held real estate development and construction company. From 1986 to 1989, Mr. Korkowski was the vice president and chief financial officer of National Computer Systems, Inc., an information systems company. From 1974 to 1986, Mr. Korkowski was executive vice president and chief financial officer of G. Heileman Brewing Company. Mr. Korkowski served as a director of Redline Performance Products, Inc. beginning in 2003 until August 2004. On August 28, 2004, Redline Performance Products filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Minnesota.

     GEORGE A. VANDEMAN has been the principal of Vandeman & Co., a private investment firm, since he retired in July 2000 from Amgen Inc., the world's largest biotechnology company, and where he continues as a part-time special advisor. From 1995 to 2000, Mr. Vandeman was senior vice president and general counsel of Amgen and a member of its Operating Committee. Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a senior partner and head of the mergers and acquisitions practice at the international law firm of Latham & Watkins, where he worked for nearly three decades. Mr. Vandeman is a member and past chair of the board of councilors at the University of Southern California Law School.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF PREFERRED STOCK

     RONALD J. HERMAN, JR. has been the president and chief executive officer of GE Equity since June 2003. Prior to his current role, Mr. Herman was general manager of corporate mergers and acquisitions for General Electric Company from 1993 to June 2003. General Electric has employed Mr. Herman in a variety of positions for over 20 years, primarily relating to mergers and acquisitions and private equity. Mr. Herman also serves as a director of Asia Sat.

     DOUGLAS V. HOLLOWAY has been president of cable investments for NBC Universal Cable since May 2004, and in such capacity oversees NBC Universal's joint ventures in cable, which include our company, A&E Networks, NBC Weather Plus and National Geographic International. From 1998 until he assumed his current position, Mr. Holloway was president of network distribution and affiliate relations for USAi (which became Universal Television upon the sale of USAi to Vivendi in 2002), where his responsibilities included distribution, affiliate marketing and affiliate relations for USA Network, Sci-Fi Channel, Trio and News World International. Previously, he held senior positions for USAi and USA Network. Mr. Holloway currently serves on the board of directors of the

Cable and Telecommunications Association for Marketing (CTAM), the CTAM Foundation, the National Association for Multi-Ethnicity in Communications (NAMIC), the NAMIC Foundation, the Westchester Clubman Foundation, and is a member of the board of trustees for Emerson College.

     JAY IRELAND was named president of NBC Universal Television Stations and Network Operations in December 2006. He has overall executive responsibility for NBC Universal's television stations, the Telemundo network and its 16 Spanish language television stations, domestic first-run syndication, affiliate relations, and Network Operations. Mr. Ireland was appointed president of the NBC Universal Television Stations in May 2004, after having served as president of NBC Television Stations since November 1999. Mr. Ireland is a GE officer and a member of the board of directors of the Television Bureau of Advertising, and Maximum Service Television (MSTV). Before joining NBC, Mr. Ireland had been chief financial officer of GE Plastics from 1997 through November 1999. Mr. Ireland started his career with General Electric in 1980.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If one or more of these nominees becomes unable or unwilling to serve at the time of the meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominees designated by the board of directors or, if none, the size of the board of directors may be reduced accordingly. The board of directors does not anticipate that any nominee will be unavailable or unable to serve.

          OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
           FOR THE ELECTION OF EACH OF THE NINE NOMINEES LISTED ABOVE
                      TO CONSTITUTE OUR BOARD OF DIRECTORS.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with "chairman of the board" or the names of specified directors. This letter should be placed in a larger envelope and mailed to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The corporate secretary will forward the sealed envelopes to the designated recipients.

ATTENDANCE AT SHAREHOLDER MEETINGS

     The directors are encouraged, but not required, to attend all meetings of our shareholders. Four of our then-serving directors attended our 2006 annual meeting of shareholders.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Our business and affairs are managed by the board of directors, which held seven meetings during our fiscal year ended February 3, 2007, known as fiscal 2006. Committees established and maintained by the full board of directors include the audit committee, the human resources and compensation committee, and the corporate governance and nominating committee. From time to time the board of directors also may establish additional committees for specific purposes. During fiscal 2006, each director attended 75% or more of the aggregate of the total number of meetings of the board of directors and total number of meetings held by all committees of the board of directors on which he served. Messrs. Barnett, Buck, Geller, Herman, Holloway, Ireland, Korkowski and Vandeman, constituting a majority of the board, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Audit Committee

     At the beginning of fiscal 2006, the audit committee had three members:
Robert Korkowski, as chairman of the committee, Jim Barnett and Marshall Geller. On April 28, 2006, the board of directors additionally appointed Ron Herman to join the committee, bringing its membership to four. The audit committee held ten meetings during fiscal

2006. The audit committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee (1) reviews our audited financial statements and recommends to the board of directors that the audited financial statements be included in our annual report on Form 10-K, (2) recommends to the board of directors the selection of the independent registered public accounting firm to audit our books and records, (3) reviews our accounting and auditing principles and procedures with a view toward providing for adequate internal controls and reliable financial records, (4) approves all fees of, as well as the provision of any non-audit services by, our independent registered public accounting firm, and (5) reviews our quarterly reports on Form 10-Q and our earnings press releases before they are publicly issued. To this end, the audit committee oversees our financial reporting process by, among other things, reviewing and reassessing the audit committee charter, reviewing with the independent auditors the plans and results of the auditing engagement, recommending and taking action to oversee the independence of our independent registered public accounting firm, and recommending to the full board the engagement of our independent registered public accounting firm. The audit committee charter was amended in 2004 and complies with the standards set forth in Securities and Exchange Commission regulations and the Nasdaq Global Market's independent director and audit committee listing standards. A copy of the audit committee charter is attached as Annex B and is available, as amended, on our website at www.valuevisionmedia.com.

     All members of the audit committee are independent as that term is used in
Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Korkowski, a member of the audit committee, is an audit committee financial expert as defined by the Securities and Exchange Commission's regulations.

Human Resources and Compensation Committee

     The human resources and compensation committee, known as the compensation committee, has four members. During fiscal 2006, the committee met ten times. At the beginning of fiscal 2006, the committee consisted of John Buck (as chairman of the committee), Robert Korkowski and George Vandeman. On April 28, 2006, the board of directors appointed Jay Ireland to the committee. All members of the compensation committee during fiscal 2006 were independent directors as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

     The committee has established the stock-based awards and performance-based compensation subcommittee, known as the equity awards subcommittee, which has the authority to approve or recommend to the board of directors for approval, as the case may be, all equity-based awards. The subcommittee was established on June 14, 2006 and consists of Messrs. Buck (as chairman of the subcommittee), Korkowski and Vandeman. All members of the subcommittee are independent directors as that term is defined by Internal Revenue Service regulations for purpose of compliance with the requirements of section 162(m) of the Internal Revenue Code.

     The responsibilities of the compensation committee are set forth in the compensation committee charter, which is regularly reviewed and amended as appropriate in light of Securities and Exchange Commission and National Association of Securities Dealers regulations, and which is available on our website at www.valuevisionmedia.com by first clicking on "Corporate Governance," then "Governance" and then "Compensation Committee Charter".

     Among other duties, the compensation committee has the responsibility to:

     - establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements;

     - assure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies (e.g., Internal Revenue Service, Securities and Exchange Commission, etc.);

     - annually review and approve the components of and total cash compensation for our senior executive officers, and approve any other off-cycle changes to compensation for senior executives;

     - oversee our stock-based incentive plans and approve all grants to company officers made in connection with those plans;

     - review and make recommendations to the board of directors regarding (i) the components of and total cash compensation for our chief executive officer, and (ii) stock-based grants to our chief executive officer;

     - review and, if appropriate, recommend to the board any employment agreements or severance arrangements for the chief executive officer or other members of senior management, including change-in-control provisions, plans or agreements;

     - monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;

     - oversee work of the equity awards subcommittee;

     - oversee succession planning for the chief executive officer and other members of the senior executive team;

     - annually evaluate the performance of the committee and the adequacy of the committee's charter, and report the evaluation to the board; and

     - perform other duties or functions deemed appropriate by the board.

     Compensation decisions for the named executive officers or any other officers directly reporting to the chief executive officer are made by the compensation committee; for the chief executive officer, the compensation decisions are made by the board of directors upon the recommendation of the committee. Under its charter, the compensation committee has the authority to engage, review and approve the payment of fees to, or terminate advisors and consultants as it deems necessary to assist the fulfillment of its responsibilities. The committee has engaged Towers Perrin, a global human resources consulting firm, to conduct an annual review of its total compensation program for executive officers. The chairman of the committee reviews fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence while rendering advice to the committee. Under a policy established by the committee, Towers Perrin only performs work for the committee and is not retained by our management for other benefits, compensation, or recruiting services, or any other purposes.

     The compensation committee's meeting agendas are determined by its chairman, with the assistance of the senior vice president for human resources and the corporate secretary. The committee reports on its actions regarding executive compensation to the board for all senior executives except in the case of the chief executive officer. For the chief executive officer, the committee will make a recommendation to the board for review and action by the full board. The committee is supported by its independent compensation advisor, as well as by our company's human resources and legal departments upon request. The compensation committee will normally meet in executive session, often with its independent compensation advisor, in connection with each committee meeting.

Corporate Governance and Nominating Committee

     The corporate governance and nominating committee, known as the governance committee, advises and makes recommendations to the board of directors on all matters concerning the selection of candidates as nominees for election as directors, corporate governance, performance of the chief executive officer, compensation of directors and other matters as specified in the governance committee's charter or as directed by the board of directors. At the beginning of fiscal 2006, the governance committee consisted of George Vandeman, as committee chairman, John Buck, Marshall Geller and Robert Korkowski. On April 28, 2006, the board also appointed Douglas Holloway as a member of the committee.

     The governance committee has recommended to the board of directors that each of the nominees listed for election to the board of directors in proposal 1 be elected to the board of directors. The governance committee met four times during the last fiscal year. The responsibilities of the governance committee are set forth in the governance committee charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and available on our website at www.valuevisionmedia.com.

DIRECTOR QUALIFICATIONS AND SHAREHOLDER NOMINATIONS FOR DIRECTOR

     The governance committee charter describes the attributes we seek in considering director candidates. We have determined that a majority of our directors should be independent directors. Currently eight of our nine directors, and all members of all of the committees of the board, including the governance committee, are independent directors. The governance committee will consider persons recommended by shareholders in selecting nominees for election to the board of directors. The governance committee recommends qualified individuals who, if added to the board of directors, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for our company. The governance committee uses the following guidelines, which are set forth in its charter, in analyzing the qualifications for directors:

     The committee will consider the ability of the director candidate to devote sufficient time to fulfilling his or her duties as a director, the candidate's judgment, skill, experience with businesses and other organizations in industries related to the business of our company (such as finance; mergers & acquisitions; corporate law; consumer merchandising and retail; TV home shopping; TV programming and media; retail operations and fulfillment; direct response marketing; and e-commerce and technology), experience as an executive with a publicly traded company, the interplay of the candidate's experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board.

Shareholders who wish to suggest qualified candidates should write to:
ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualification of the persons for consideration by the governance committee and should be accompanied by an indication of the person's willingness to serve.

BUSINESS ETHICS POLICY

     We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this business ethics policy is available on our website at www.valuevisionmedia.com. In addition, we have adopted a code of ethics for our chief executive officer and senior financial management; this policy is also available on our website at www.valuevisionmedia.com. We intend to satisfy the disclosure requirements under Form 8-K regarding an amendment to, or waiver from, a provision of our codes of business conduct and ethics by posting this information on our website at the address specified above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee is now or has ever been an officer or employee of our company or of any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee. One member of the compensation committee, Mr. Ireland, is an officer of NBC Universal which holds approximately 25% of our equity securities on a diluted basis and which has entered into a number of agreements with our company, including a shareholder agreement, distribution and marketing agreement and trademark license agreement, all as more fully described in the section below entitled "Certain Transactions." Pursuant to the distribution and marketing agreement, our company paid NBC Universal approximately $1.8 million in fees in fiscal 2006 for services relating to cable and satellite distribution and marketing.

                                   PROPOSAL #2

                   ADOPTION OF 2007 MANAGEMENT INCENTIVE PLAN

INTRODUCTION

     On May 3, 2007, our board of directors adopted the 2007 Management Incentive Plan, known as the bonus plan, to replace our 2002 Management Incentive Plan and directed that the bonus plan be submitted to a vote of the shareholders at the annual meeting. The primary purpose of the bonus plan is to provide incentives to key employees of our company and subsidiaries to produce a superior return to our shareholders and to encourage such key employees to remain in our employ. In adopting the bonus plan, it is the objective of the board of directors to enable us to maximize any federal tax deductions for our company in connection with bonus payments to our most highly compensated executive officers.

     The complete, authoritative text of the bonus plan is attached hereto as Annex A. A summary follows for convenience only. Subject to shareholder approval, only the bonus plan document itself is binding on our company or any participant in the bonus plan.

     The affirmative vote of the holders of a majority of the outstanding shares of voting securities (voting as one class) present in person or by proxy and entitled to vote is required to approve the bonus plan; provided, that the total vote cast on the proposal represents at least 50% of all shares of the voting securities entitled to vote on the proposal.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to this proposal. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on this proposal.

SUMMARY OF THE VALUEVISION MEDIA, INC. 2007 MANAGEMENT INCENTIVE PLAN

     The bonus plan is a management incentive plan designed to provide key employees with incentive compensation based upon achievement of pre-established performance goals. The bonus plan is designed to comply with Section 162(m) of the Internal Revenue Code, which denies federal tax deductions for compensation in excess of $1,000,000 paid by us to our chief executive officer and each of the four other most highly compensated executive officers, except to the extent such compensation was performance-based and pursuant to a plan approved by our shareholders.

     The bonus plan will be administered by the equity awards subcommittee of the human resource and compensation committee of the board of directors. The subcommittee will select bonus plan participants who will be eligible to receive awards under the bonus plan.

     The bonus plan provides that within 90 days following the commencement of each performance period, which will be one or more of our fiscal years, the subcommittee may select such key employees as it deems appropriate for participation in the bonus plan. Bonus plan participants will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the subcommittee and consisting of one or any combination of the following performance measures: earnings or earnings per share; EBITDA or EBITDA per share; net income or net income per share; inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less our cost of capital; total gross margin dollars; gross margin dollars per hour; customer growth and retention measures; sales growth or sales growth per full-time equivalent household. Any of these targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance goals. The bonus award measures, goals, and calculation methodology shall be established and approved by the subcommittee for each fiscal year included in the performance period.

     No participant may receive an award of more than $6,000,000 during any performance period. The subcommittee is authorized at any time during or after a performance period, in its sole and absolute discretion, to reduce or eliminate a bonus award payable to any participant for any reason, including changes in the position or duties of the participant, whether due to termination of employment (including death, disability, retirement or termination with or without cause) or otherwise. The subcommittee may make negative adjustments to an award to reflect one time events or extra ordinary non budget items. No reduction in an award made to any participant shall increase the amount of an award to any other participant. The subcommittee may decide not to make bonus awards during the performance period if, in the sole judgment of the subcommittee, the overall financial condition of our company is insufficient to support making awards.

     Following the completion of each performance period, we shall certify the degree to which performance targets were attained and the awards payable to participants. Each participant shall receive payment of all or a portion of any award no later than two and one half months following the end of the applicable performance period, provided that the participant remains an active employee in good standing of our company at the time of payment.

     If the employment of a participant terminates by reason of retirement (as defined in the bonus plan), death or disability, then any award relating to the performance period in which the participant's employment terminates shall be prorated to reflect time during the performance period in which participant was an active participant and shall be paid within two and one half months following the end of the fiscal year in which the participant terminates employment.

     If a participant's employment with our company terminates for any reason other than retirement, death or disability, then the participant's awards, including the unpaid portion of any award relating to any prior performance period, shall be canceled and no payment will be made with respect thereto, unless otherwise provided by action of the subcommittee or pursuant to procedures as may from time to time be approved by the subcommittee. If paid, such payment shall be made within two and one half months following the end of the fiscal year that the participant terminated employment.

     The board of directors may at any time terminate, suspend or modify the bonus plan and the terms and provisions of any award theretofore awarded to any participant which has not been paid. Amendments are subject to approval of our shareholders only if such approval is necessary to maintain the bonus plan in compliance with the requirements of Section 162(m) of the Internal Revenue Code, its successor provisions or any other applicable law or regulation.

     No award may be granted during any suspension of the bonus plan or after its termination.

     No provision of the bonus plan shall require us to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made for purposes of satisfying any obligation under the bonus plan.

     The bonus plan will become effective as of February 3, 2008, subject to approval of the shareholders at the meeting. If approval is obtained the bonus plan shall remain in effect until terminated according to the terms of the bonus plan. If approval of the shareholders is not obtained, then the bonus plan shall not become effective.

     Although any employee that the subcommittee determines to be a key employee is eligible to participate in the bonus plan, it is currently anticipated that payments under the bonus plan will be made only to company officers.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of awards under the bonus plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the bonus plan, nor does it cover state, local, or non-U.S. taxes.

Withholding

     The bonus plan permits us to withhold from payments under the bonus plan an amount sufficient to cover any required withholding taxes.

Section 162(m) Matters

     In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the bonus plan may be subject to this deduction limit. However, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The bonus plan has been designed so that the compensation committee in its discretion may grant qualifying exempt performance-based awards under the bonus plan.

Conformance with Section 409A of the Internal Revenue Code

     The bonus plan is intended to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, known as the Code (including current and future guidance issued by the Department of Treasury or Internal Revenue Service). To the extent that any provision of the bonus plan fails to satisfy those requirements, the provision shall automatically be modified in a manner that, in our good-faith opinion, brings the provisions into compliance with those requirements while preserving as closely as possible the original intent of the provision and the bonus plan. If any participant is a "specified employee" under Section 409A(a)(2)(B) of the Code, then any payment under the bonus plan that is treated as deferred compensation under Section 409A of the Code (and not as a short term deferral or other exception to the definition of deferred compensation) shall be deferred for six months following separation from service (without interest or earnings) and shall be paid in a lump sum within two and one-half months after the close of the fiscal year in which the participant separated from service, or, if later, the day following the end of the deferral period.

           OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO APPROVE THE 2007 MANAGEMENT INCENTIVE PLAN.

                                   PROPOSAL #3

        RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte & Touche LLP have been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our audit committee, our board of directors selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2007, subject to ratification by our shareholders. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2007.

     A representative of Deloitte & Touche LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

FEES BILLED BY DELOITTE & TOUCHE LLP

     In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP in fiscal 2006 and fiscal 2005 for these various services:


                                                              FISCAL 2006   FISCAL 2005
DESCRIPTION OF FEES                                              AMOUNT        AMOUNT
-------------------                                           -----------   -----------


Audit Fees..................................................    $469,655      $432,725
Audit-Related Fees..........................................      20,577        24,500
                                                                --------      --------
     Total Audit and Audit-Related Fees.....................     490,232       457,225
Tax Fees:
  Tax Compliance Fees.......................................      98,000        89,000
  Tax Consultation and Advice Fees..........................      71,000        41,000
                                                                --------      --------
     Total Tax Fees.........................................     169,000       130,000
All Other Fees..............................................          --            --
                                                                --------      --------
     Total..................................................    $659,232      $587,225
                                                                ========      ========


Audit Fees

     The audit fees set forth above for fiscal 2006 and fiscal 2005 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements and the effectiveness of internal controls over financial reporting, in addition to fees for audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements, and other services related to Securities and Exchange Commission matters for the fiscal year.

Audit-Related Fees

     The audit-related fees set forth above for fiscal 2006 and fiscal 2005 consist of fees billed by Deloitte & Touche LLP for employee benefit plan audits, agreed-upon procedure letters and consultation regarding other accounting matters.

Tax Fees

     The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2006 and fiscal 2005 consist of fees billed for tax planning regarding various federal and state income and sales and use tax matters, as well as assistance with employee compensation matters.

All Other Fees

     We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2006 or fiscal 2005.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES

     The audit committee charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor's independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee.

REPORT OF THE AUDIT COMMITTEE

     The role of our committee, which is composed of four independent non-employee directors, is one of oversight of our company's management and independent registered public accounting firm with regard to our company's financial reporting and controls respecting accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

     Our committee has (i) reviewed and discussed our audited financial statements for fiscal 2006 with our company's management; (ii) discussed with our company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from our company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with our company's independent registered public accounting firm the independent registered public accounting firm's independence. Based on this review and discussions with management and the independent registered public accounting firm, our committee recommended to the board that the audited financial statements be included in our company's annual report on Form 10-K for fiscal 2006 and filed with the Securities and Exchange Commission.

                                        THE AUDIT COMMITTEE

                                        ROBERT J. KORKOWSKI (CHAIR)
                                        JAMES J. BARNETT
                                        MARSHALL S. GELLER
                                        RONALD J. HERMAN, JR.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our securities as of May 4, 2007 based on a total of 37,627,767 shares of common stock and 5,339,500 shares of preferred stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock or preferred stock, (ii) each of the directors and nominees for election to the board (other than our chief executive officer), (iii) our chief executive officer and each of the other executive officers named in the summary compensation table who is or was an executive officer during fiscal 2006 and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares unless otherwise indicated and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433.


                                                                  NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS                                TITLE OF CLASS   BENEFICIALLY OWNED      CLASS
----------------                               ---------------   ------------------   ----------


DIRECTORS (EXCLUDING MR. LANSING):
James J. Barnett(1)..........................  Common Stock              93,560              *
John D. Buck(2)..............................  Common Stock              96,280              *
Marshall S. Geller(3)........................  Common Stock             248,560              *
Robert J. Korkowski(4).......................  Common Stock             250,311              *
George A. Vandeman(5)........................  Common Stock              38,000              *
Ronald J. Herman, Jr.(6).....................  Common Stock           5,339,500           12.4%
                                               Preferred Stock        5,339,500          100.0%
Douglas V. Holloway(7).......................  Common Stock          10,481,680           25.2%
                                               Preferred Stock        5,339,500          100.0%
Jay Ireland(8)...............................  Common Stock          10,481,680           25.2%
                                               Preferred Stock        5,339,500          100.0%
EXECUTIVE OFFICERS:
William J. Lansing(9)........................  Common Stock           1,907,553            4.8%
Frank P. Elsenbast(10).......................  Common Stock              99,017              *
Nathan E. Fagre(11)..........................  Common Stock             185,407              *
Karen F. Johnston(12)........................  Common Stock              65,676              *
Bryan Venberg(13)............................  Common Stock             134,994              *
All directors and executive officers as a      Common Stock          18,940,538           38.2%
  group......................................
  (13 persons)(14)                             Preferred Stock        5,339,500          100.0%
OTHER 5% OR GREATER SHAREHOLDERS:
Fine Capital Partners, L.P.(15)..............  Common Stock           2,836,360            7.5%
Fine Capital Advisors, LLC
Debra Fine
  152 West 57th Street
  37th Floor
  New York, New York 10019
GE Capital Equity Investments, Inc.(16)......  Common Stock           5,339,500           12.4%
  120 Long Ridge Road                          Preferred Stock        5,339,500          100.0%
  Stamford, Connecticut 06927
General Electric Capital Corporation
  260 Long Ridge Road
  Stamford, Connecticut 06927
NBC Universal, Inc.(16)......................  Common Stock          10,481,680           25.2%
  30 Rockefeller Plaza                         Preferred Stock        5,339,500          100.0%
  New York, New York 10112

                                                                  NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS                                TITLE OF CLASS   BENEFICIALLY OWNED      CLASS
----------------                               ---------------   ------------------   ----------

Janus Capital Management LLC(17).............  Common Stock           2,174,852            5.8%
Janus Venture Fund
  151 Detroit Street
  Denver, Colorado 80206
Capital Research and Management Company(18)..  Common Stock           2,400,000            6.4%
SMALLCAP World Fund, Inc.
  333 South Hope Street
  Los Angeles, California 90071
OppenheimerFunds, Inc.(19)...................  Common Stock           2,573,579            6.8%
  Two World Financial Center
  225 Liberty Street, 11th Floor
  New York, New York 10281-1008
Oppenheimer Small- & Mid- Cap Value Fund
  6803 S. Tucson Way
  Centennial, Colorado 80112
William Blair & Company, L.L.C.(20)..........  Common Stock           2,186,089            5.8%
  222 W. Adams Street
  Chicago, Illinois 60606


--------------

     *  Less than 1%

    (1) Includes options to purchase 80,560 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

    (2) Includes options to purchase 75,280 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

    (3) Includes options to purchase 125,560 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

    (4) Includes options to purchase 90,000 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

    (5) Includes options to purchase 30,000 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

    (6) As an officer of GE Equity, Mr. Herman may be deemed to have beneficial ownership of all shares that are beneficially owned by GE Equity. See note (16) below. Mr. Herman disclaims beneficial ownership of all of the shares that are beneficially owned by GE Equity.

    (7) As an officer of NBC, Mr. Holloway may be deemed to have beneficial ownership of all shares that are beneficially owned by NBC. See note
        (16) below. Mr. Holloway disclaims beneficial ownership of all of the shares that are beneficially owned by NBC.

    (8) As an officer of NBC, Mr. Ireland may be deemed to have beneficial ownership of all shares that are beneficially owned by NBC. See note
        (16) below. Mr. Ireland disclaims beneficial ownership of all of the shares that are beneficially owned by NBC.

    (9) Includes options to purchase 1,783,553 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

   (10) Includes options to purchase 92,753 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

   (11) Includes options to purchase 179,700 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

   (12) Includes options to purchase 58,333 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

   (13) Includes options to purchase 134,994 shares that are presently exercisable or may become exercisable within 60 days of May 4, 2007.

   (14) Includes (a) options to purchase 2,650,733 shares of common stock that are presently exercisable or will become exercisable within 60 days of May 4, 2007 granted to directors and executive officers, (b) warrants to purchase 4,029,486 shares of common stock that are presently exercisable or will become exercisable within 60 days of April 13, 2007 granted to NBC that are deemed to be beneficially owned by certain directors who have disclaimed beneficial ownership and (c) shares of common stock and preferred stock beneficially owned by certain directors who have disclaimed beneficial ownership (see notes (6), (7) and (8) above).

   (15) Information with respect to Fine Capital Partners, L.P., Fine Capital Advisors, LLC and Debra Fine is provided in reliance upon information included in a Schedule 13D/A filed on January 29, 2007. Fine Capital Partners, L.P., Fine Capital Advisors, LLC and Debra Fine each have sole voting and dispositive power with respect to all of the shares.

   (16) Information with respect to GE Equity, NBC, General Electric Capital Corporation, known as GE Capital, General Electric Capital Services, Inc., known as GECS, General Electric Company, known as GE, and National Broadcasting Company Holdings, Inc., known as NBCHI is provided in reliance upon information included in a Schedule 13D/A filed on April 13, 2007. General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holdings, Inc. disclaim beneficial ownership with respect to all shares of common stock and preferred stock. Common stock shown for GE Equity includes 5,339,500 shares of common stock issuable upon conversion of the 5,339,500 shares of preferred stock. In addition, common stock shown for NBC includes 6,452,194 shares of common stock and 4,029,486 shares of common stock issuable upon exercise of certain warrants (excluding 7,372 shares of common stock subject to a warrant that are not exercisable within 60 days of April 13, 2007) for which NBC has sole dispositive power. See "Certain Transactions -- Strategic Alliance with GE Equity and NBC". Under certain agreements, GE Equity, NBC and GE Capital, as the parent company of GE Equity, may be deemed to share voting power and dispositive power with respect to 5,339,500 shares of common stock (5,339,500 shares of common stock issuable upon conversion of the 5,339,500 shares of preferred stock). See "Certain
        Transactions -- Strategic Alliance with GE Equity and NBC" and
        "-- Trademark License Agreement with NBC". GECS, GE and NBCHI disclaim beneficial ownership with respect to all shares of common stock and preferred stock. The address of GECS is 260 Long Ridge Road, Stamford, Connecticut 06927; the address of GE is 3135 Easton Turnpike, Fairfield, Connecticut 0643; and the address of NBCHI is 30 Rockefeller Plaza, New York, New York 10112.

   (17) Information with respect to Janus Capital Management LLC and Janus Venture Fund is provided in reliance upon information included in a
        Schedule 13G/A filed on February 14, 2007. Janus Capital Management LLC has sole voting and dispositive power with respect to all of the shares and Janus Venture Fund has sole voting and dispositive power with respect to 1,916,622 of the shares.

   (18) Information with respect to Capital Research and Management Company and SMALLCAP World Fund, Inc. is provided in reliance upon information included in a Schedule 13G filed on February 7, 2007. Capital Research and Management Company has sole voting and dispositive power with respect to all of the shares and SMALLCAP World Fund, Inc. has sole voting and dispositive power with respect to none of the shares. Capital Research and Management Company disclaims beneficial ownership in the shares except to the extent of their pecuniary interest in the shares.

   (19) Information with respect to OppenheimerFunds, Inc. and Oppenheimer Small- & Mid- Cap Value Fund is provided in reliance upon information included in a Schedule 13G filed on February 7, 2007. OppenheimerFunds, Inc. has shared voting and dispositive power with respect to all of the shares of common stock and Oppenheimer Small- & Mid- Cap Value Fund shared voting and dispositive power with respect to 2,500,000 of the shares of common stock. OppenheimerFunds, Inc. disclaims beneficial ownership in the shares except to the extent of its pecuniary interest in the shares.

   (20) Information with respect to William Blair & Company, L.L.C. is provided in reliance upon information included in a Schedule 13G filed on January 10, 2007. William Blair & Company, L.L.C. has sole voting and dispositive power with respect to all of the shares.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     This section contains a discussion of the material elements of the compensation program covering our chief executive officer, chief financial officer, our three other currently-serving most highly compensated executive officers, and one highly compensated former executive officer who retired during fiscal 2006, who are referred to in this proxy statement as the named executive officers.

OVERVIEW OF OUR COMPENSATION PROGRAM

     The compensation committee is charged, under its charter, with the oversight of our human resources management and employee compensation and benefits, including compensation of our named executive officers and other designated company executives. Our named executive officers for fiscal 2006 consist of our chief executive officer, chief financial officer, general counsel, senior vice president -- merchandising, and senior vice president -- human resources, as well as the former executive vice president -- television and internet sales, who retired during fiscal 2006. The committee also oversees compensation for certain other company executives who report directly to the chief executive officer. In fiscal 2006, this group consisted of an additional nine officers.

OUR COMPENSATION STRATEGY AND OBJECTIVES

     Our executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, motivate individuals to generate outstanding corporate revenue by aligning executive and shareholder interests, and attract and retain superior executive talent. The compensation committee evaluates both performance and compensation to ensure that the compensation provided to key leadership remains competitive relative to executives in similar positions at peer companies. The committee believes compensation provided by our company to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance, based on established goals and measurable business results.

ROLE OF THE COMPENSATION COMMITTEE AND THE CEO

     The compensation committee has the primary responsibility for assisting the board in succession planning for the chief executive officer and overseeing the development of succession planning for the other named executives. The compensation committee also annually reviews the elements of the chief executive officer's total compensation in light of the goals and objectives of the compensation program and the annual performance evaluation of the chief executive officer (which is initially conducted by the governance committee), and makes recommendation to the board of directors. The committee is assisted in this process by its compensation consultant, Towers Perrin, as discussed below. The chief executive officer does not play a role in determining his own compensation, except to the extent of discussing performance goals and his annual performance evaluation.

     The chief executive officer and the committee together review and assess the performance of the other named executives on an annual basis and determine their compensation, based on initial recommendations of the chief executive officer. In reaching compensation decisions for the other named executive officers, the committee and the chief executive officer are assisted by the senior vice president -- human resources and the committee's compensation consultant. The other named executives do not play a role in determining their own individual compensation, other than discussing their own performance goals and annual performance evaluations with the chief executive officer.

ROLE OF OUR COMPENSATION CONSULTANT

     The compensation committee has engaged Towers Perrin, a global human resources consulting firm, to assist the committee in developing our compensation programs for the chief executive officer and the other named executives, as well as other company officers. Towers Perrin works only for the compensation committee; it does not perform other consulting or advisory work for our company and receives no compensation from us except in connection with the matters assigned to it by the compensation committee. The compensation consultant from

Towers Perrin attends compensation committee meetings, including executive sessions, when so requested by the committee chairman.

HOW WE SET EXECUTIVE COMPENSATION

     Based on our compensation strategy and objectives, the compensation committee has structured our base salary, annual management incentive plan and long-term compensation programs (both cash and non-cash). To ensure competitiveness of each element of our compensation program, including base pay, short and long-term incentives, the committee directs Towers Perrin to conduct an annual review of our total compensation program for the named executive officers and the other designated executives. Towers Perrin provides the committee with relevant market data, including data from both published surveys and proxy sources, and alternatives to consider when making compensation decisions for the named executive officers and the other designated executives.

     The committee compares each element of total compensation against an established peer group as well as salary survey data from published survey data. The peer group, which is periodically reviewed and updated by the committee, consists of publicly traded specialty retail, e-commerce, media and mail order/catalog companies. Data from published salary surveys is reviewed for comparison positions in organizations with similar revenues. Published salary surveys include Towers Perrin, Mercer and Watson Wyatt benchmark surveys as well as the Towers Perrin media/retail survey.

     The companies included in our peer group for proxy pay comparison include:



1 800 FLOWERS.COM Inc.          Finlay Enterprises Inc.          priceline.com Inc.

Alloy Inc.                      GSI Commerce Inc.                School Specialty Inc.

Amazon.com, Inc.                IAC/InterActive Corp.            Scripps (E.W.) Co. (The)

Blair Corp.                     Liberty Media Interactive        Shaper Image Corp.

Bombay Company Inc. (The)       Overstock.com Inc.               Systemax Inc.

Coldwater Creek Inc.            PC Mall Inc.                     Zale Corp.

eBay Inc.


     We compete with many larger retailers for high quality executive talent. Therefore, the committee's philosophy generally is to set total compensation (base pay, short-term and long-term incentives) for the named executive officers at the market median, or 50(th) percentile, of compensation paid for similar roles in comparator organizations. Actual base pay levels are determined giving consideration to external market data, internal equity/value, our company's performance, individual performance and overall affordability. Short-term incentives are designed to provide market competitive (i.e. 50(th) percentile) incentives for meeting challenging annual targets and greater incentives for exceeding aggressive annual targets. Long-term incentives are designed to compensate executives providing total direct compensation at the 50(th) percentile and align executive performance with shareholder interests.

     Our compensation strategy allows for a substantial portion of compensation to be allocated to short and long-term incentives. We do not maintain an established compensation mix (i.e., percentage of pay allocated between base pay and incentive pay, either short or long-term). Instead, the committee reviews executive compensation data to determine the appropriate pay mix and competitive level for each named executive officer. In fiscal 2006, the committee approved a compensation mix for the named executive officers that resulted on average in total direct compensation (base salary, annual bonus and annualized expected value of long-term incentives) of approximately 50% base pay and 50% incentive pay (short and long-term incentives).

COMPONENTS OF OUR FISCAL 2006 EXECUTIVE COMPENSATION PROGRAM

     The elements in the executive compensation program for fiscal 2006 were base salary compensation, short-term incentive compensation through an annual management bonus plan, a cash-based long-term incentive plan, stock options, and miscellaneous benefits and perquisites (consisting primarily of a car allowance, a 401(k) plan and customary health benefits). Each element of compensation is described below.

Base Salary

     We pay competitively to our relevant labor market for talent. The 50(th) percentile, or market median, represents the competitive "market rate." As a general guideline, we consider base pay competitive if it is within 15% of the market median. Actual pay levels are determined with consideration given to external market data, internal equity/value, our company's performance and overall affordability.

     The committee reviews base salaries of the named executive officers and other designated executives. In its review, the committee considers external and comparable proxy data, internal equity/value and individual performance of the officer. Base salary compensation is typically considered annually as part of our performance review process. In addition, base salary compensation is reviewed upon a promotion or substantial change in job responsibility.

Annual Performance-Based Compensation

     Annual incentive compensation for executives is based primarily on attainment of specified corporate financial results, as determined by the compensation committee, with market competitive incentives for meeting challenging, realistic targets and greater incentives for exceeding aggressive targets. We developed our 2002 management incentive plan to provide annual incentives to our senior executives to produce a superior return to the shareholders and to encourage these executives to remain in our employ through annual cash incentive awards. All executive officers and other key employees are eligible to participate in the management incentive plan. The incentive plan rewards participants with bonus compensation for attaining pre-determined company goals. Awards are based on actual results measured against the attainment of performance targets selected by the committee consisting of one or more of the following: earnings or earnings per share; EBITDA (as defined by our company) or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less our cost of capital; or sales growth (gross sales or net sales). Any of these targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The 2002 management incentive plan was approved by our shareholders at the 2002 annual meeting of shareholders. The plan is subject to committee oversight and modification and is reviewed annually.

     At its February meeting each year, the compensation committee reviews and approves the components of the management incentive plan for the upcoming fiscal year, including the minimum, target and maximum levels for each component in the plan. No payment is approved for the named executive officers unless we achieve a minimum performance level as defined by the fiscal year's approved plan. In fiscal 2006, there was no maximum level; for fiscal 2007, the committee established a maximum payout level of 200% of the target. The management incentive plan includes various incentive levels based on the executive's job level and impact on company operations, with award targets ranging from 33% to 120% of base salary for the named executive officers.

     For fiscal 2006, the named executive officer's annual bonuses under this plan were based 60% on the achievement of EBITDA goals and 40% on the achievement of sales goals. For fiscal 2007, the named executive officer's bonuses will be based on 60% on the achievement of EBITDA goals and 40% on the achievement of sales goals. Reduced bonuses will be paid if at least 88% of the EBITDA goal is achieved and/or if at least 97% of the sales goal is achieved; no payment will be made with respect to the EBITDA portion of the bonus or the sales portion of the bonus, respectively, if these minimum thresholds are not achieved. Increased bonus amounts, up to a maximum of 200% of target, could be paid if EBITDA and sales goals are materially exceeded in fiscal 2007.

2006 Performance Targets for Annual Incentive Compensation

     Our annual incentive compensation performance targets in 2006 were designed to achieve high single-digit to low double-digit sales increases and a significant increase in EBITDA profitability over fiscal 2005. For fiscal 2006, the target payout for the named executive officers was based on achieving actual sales and EBITDA performance in line with pre-approved annual target levels of $759 million in sales and $13 million in EBITDA (excluding the impact of stock option expense). In fiscal 2006, our actual sales level was $767 million, an increase of 11% over fiscal 2005, and our actual EBITDA was $17.7 million (excluding the impact of stock option expense), compared to an EBITDA of $3.3 million the prior year. Because our performance in fiscal 2006 exceeded our targets, the named executive officers received actual payments above the target levels of payout. EBITDA is defined, and a reconciliation to net income is provided, in our annual report on form 10-K for fiscal 2006, which is filed with the Securities and Exchange Commission.

Long-Term Incentive Compensation

Stock Options

     Awards of stock options and restricted stock grants under our 2001 Omnibus Stock Plan, known as the 2001 plan, and our 2004 Omnibus Stock Plan, known as the 2004 plan and collectively with the 2001 plan as the omnibus stock plans, are designed to motivate sustained share price growth over the long-term and to align the executives' interests with those of shareholders. The plans also permit our company to grant stock options and restricted stock to key personnel, consultants and members of our board of directors. The omnibus stock plans also provide the ability for our company to grant other forms of equity awards, such a performance shares; however, to date no equity awards other than stock options or restricted stock have been made.

     The compensation committee has established an equity awards administration policy and guidelines for executives and other employees. Equity-based compensation is consistent with the committee's overall compensation philosophy by aligning the long-term incentives of management and designated employees with the long-term interests of shareholders and providing a valuable tool for management and employee retention. The policy addresses the required approvals for any equity awards, a regular equity award grant cycle tied to annual performance reviews and scheduled meetings of the compensation committee, establishment of grant dates, fair market value and exercise prices for stock options, standards for the size of the equity awards based on the position and performance of the individual at our company, the impact of stock trading blackout periods and public announcements, and internal controls and recordkeeping. Stock options generally are granted at our regularly scheduled April/May compensation committee meeting, which is scheduled in advance on an annual calendar basis during our June board and committee meetings. On occasion we will make equity compensation grants outside of our annual grant cycle for new hires and promotions or recognition or retention purposes. All grants to executive officers are approved by the compensation committee with an effective date of grant on or after the date of such approval. If the grant date is after the date of approval, it is on a date that is specified by the committee at the time of approval. We do not grant equity awards by written consent. We have no practice or policy of coordinating or timing the release of company information around grant dates.

     The committee has also established (i) the stock-based awards and performance-based subcommittee, which has the authority to approve or recommend to the board for approval, as the case may be, all equity-based awards for company executives; and (ii) a management committee of company employees, known as the equity awards committee, which has been delegated limited authority to approve equity-based awards to other employees under the oversight and pursuant to grant guidelines established by the compensation committee. The compensation committee believes that, to the extent possible, equity awards should be made on a regular annual grant cycle tied to meetings scheduled in advance of either the subcommittee or the equity awards committee.

     During fiscal 2006, stock options were granted to one of the named executive officers, Nathan Fagre, senior vice president and general counsel, as indicated in the Grants of Plan Based Awards table, to address external competitiveness as well as a substantial number of options which had expired in fiscal 2005, 2006 and 2007. The first third of this grant vests two years after the grant, following the completion of the 2006-07 performance period for the long-term incentive plan. Further details about the long-term incentive plan may be found in the "Performance-based Long-Term Incentive Plan" section below. The remaining named executive officers did not receive any options during fiscal 2006. With the exception of the grant noted above, the compensation committee chose not to issue stock options to the other named executive officers and instead relied upon the established performance-based long-term incentive plan. Going forward, the committee expects to reevaluate the use of stock options in its long-term incentive strategy.

Performance-Based Long-Term Incentive Plan

     We established the 2006 long-term incentive plan, known as the LTIP, in fiscal 2005. The purpose of the plan is to provide designated key employees with financial incentives tied to our company's success in achieving challenging multi-year financial and business goals. The LTIP was established to assist us in our ability to retain key employees at a time when the stock options outstanding under our stock option programs were largely out of the money, to reinforce a performance culture by rewarding measurable results over time and to tie a meaningful portion of key employees' total compensation to the achievement of multi-year corporate goals and objectives.

     Under the LTIP, for each performance period the compensation committee selects financial or operational performance measures and then establishes targets for these measures that must be achieved in order for the participating employees to receive awards under the plan. The initial performance period under the LTIP covered the two-year period of fiscal 2006 and 2007. For this initial period, the compensation committee determined that qualification for an incentive award under the plan will be tied to our company's attainment of targets established for four specific financial and business measures at the end of each of fiscal year 2006 and fiscal year 2007. These measures are: net sales; EBITDA (as defined by our company); net income; and gross margin dollars per hour. Awards may be earned for achievement of the specified targets for each of the four measures at the rate of up to 50% of the potential incentive award for fiscal 2006 and at the rate of up to 100% of the potential incentive award for fiscal 2007; however, the awards will not be cumulative (i.e., only the greater of the potential awards for fiscal 2006 or 2007 will be paid, with fiscal 2007 results weighted higher to promote retention). The potential cost of the LTIP for the initial two-year performance period, if all performance measures are achieved at 100%, is an aggregate amount of approximately $5 million. The board of directors has authorized the LTIP to operate only for the initial performance period of fiscal 2006 and 2007; the LTIP could be extended in future periods only upon an affirmative written determination by the board of directors. At this time, no such determination has been made to continue the LTIP for future periods.

     All of our named executive officers were selected to participate in the plan for the initial performance period, as well as nine other officers. The officers designated by the compensation committee to participate under the LTIP will be eligible to receive a 100% payout of their target award equal to their base salary and annual bonus objective (as in effect at the beginning of fiscal
2006) if all of the targets set for each of the four plan measures are fully achieved at the end of fiscal 2007, and provided that such participant remains an employee in good standing of our company at the time of payment under the plan (which is scheduled for early 2008). In the event all of the targets are not fully achieved during the initial performance period, the participant is eligible to receive a lesser amount under the LTIP based on our company's performance under the established measures; however, no amount will be awarded with respect to a specific plan measure unless at least 60% of the plan measure target is achieved.

     In the event of early termination or inoperability of the LTIP due to a change in control of our company and subsequent termination of employment of a participant without cause by our company or for good reason by the participant, the participant will receive a payment under the LTIP as if all of the targets had been achieved in the initial performance period. All payments under the plan will be made in cash.

     The preceding summary description of the plan is qualified in its entirety by reference to the terms of the plan, which is attached as an exhibit to our current report on Form 8-K which was filed with the Securities and Exchange Commission on January 18, 2006.

Performance Targets for the Long-Term Incentive Plan

     Our LTIP includes four specific performance targets for 2006 and 2007, as discussed above. For fiscal 2006, we had established pre-approved performance targets at $741 million for net sales; $12 million for EBITDA; a loss of $(10) million for net income; and $31,100 for gross margin dollars per hour. Our actual results for fiscal 2006 were net sales of $767 million; EBITDA of $17.7 million; net loss of ($2.4) million and gross margin dollars per hour of $30,600. As a result, the named executive officers will be eligible to receive 47% of the target levels of payout in respect of fiscal 2006 under the LTIP, as compared to a maximum possible level of 50%, assuming that each officer remains employed by our company until the date of payout in the spring of 2008. EBITDA is defined, and a reconciliation to net income is provided, in our annual report on form 10-K for fiscal year 2006, which is filed with the Securities and Exchange Commission.

     In order for the named executive officers to achieve a 100% of target for the 2006-2007 performance period, we would need to meet the pre-approved performance targets in each of the four performance categories for fiscal 2007. Even if actual performance in 2007 exceeds one or more of the four performance targets (net sales, EBITDA, net income and gross margin dollars per hour), no more than the target level is payable to the executives. We believe that the targets for fiscal 2007 under the LTIP are challenging and it will be difficult to achieve 100% payout at target levels for the named executive officers for the 2006-2007 performance period.

Retirement Plan

     We provide a qualified defined contribution plan, our 401(k) plan, for all eligible employees including the named executive officers. Participants can defer up to 100% of their eligible compensation on a pre-tax basis up to the applicable Internal Revenue Service limits. We provide a match equal to 50% of the first 6% of pay that is contributed to the plan up to Internal Revenue Service compensation limits. All company matching contributions vest 20% per year of vesting service and a participant is fully vested after five years.

     We do not provide a defined benefit plan.

Perquisites

     We provide limited perquisites to executives. All named executive officers receive an auto allowance as noted in the Summary Compensation Table. The chief executive officer receives annual tax preparation support as noted in the Summary Compensation Table.

ACCOUNTING AND TAX CONSIDERATIONS

     Our general approach to the design of compensation programs and practices is to seek to meet the standards of Internal Revenue Code sections 162(m) and 409A in order to receive the most favorable tax treatment for our company for expenses relating to executive compensation. Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation over $1 million paid to our chief executive officer or any of the four other most highly compensated executive officers (subject to certain exceptions). The proposal set forth in this proxy statement for shareholder approval of the 2007 management incentive plan is consistent with this philosophy -- pursuant to
Section 162(m), shareholder approval of a performance-based bonus plan is required every five years in order to receive favorable tax treatment. The existing management incentive plan was approved by the shareholders at the 2002 annual meeting. The board of directors and the compensation committee intend that any grants of options or performance units under the omnibus stock plans and awards made under the management incentive plan meet the requirements of
Section 162(m). The committee believes, however, that in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The LTIP is not compliant with Section 162(m). The committee will continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of our company and its shareholders. With respect to compliance with
Section 409A of the Internal Revenue Code, while we do not maintain a deferred compensation plan, we currently structure our compensation programs and practices to comply with Section 409A and we plan to make any amendments as necessary.

COMPENSATION COMMITTEE REPORT

     The compensation committee of our board of directors has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

                                        THE HUMAN RESOURCES AND
                                        COMPENSATION COMMITTEE

                                        JOHN D. BUCK (CHAIR)
                                        JAY IRELAND
                                        ROBERT J. KORKOWSKI
                                        GEORGE A. VANDEMAN

SUMMARY COMPENSATION TABLE

     The following table shows, for each of our named executive officers for fiscal 2006, information concerning compensation earned for services in all capacities during fiscal 2006. When setting total compensation for each of the named executive officers, the compensation committee reviews tally sheets that show the executive's current compensation, including equity and non-equity based compensation.


                                               OPTION        NON-EQUITY         ALL OTHER
                                      SALARY   AWARDS      INCENTIVE PLAN     COMPENSATION     TOTAL
NAME AND PRINCIPAL POSITION   YEAR    ($)(1)   ($)(2)   COMPENSATION ($)(3)      ($)(4)         ($)
---------------------------   ----   -------   ------   -------------------   ------------   ---------


William J. Lansing..........  2006   850,000       --        1,287,024           39,459(5)   2,176,483
  President and Chief
  Executive Officer
Frank Elsenbast.............  2006   269,231   21,079          126,179           13,272        429,761
  Senior Vice President and
  Chief Financial Officer
Nathan Fagre...............   2006   296,769    9,820          126,179           12,528        445,296
  Senior Vice President,
  General Counsel and
  Secretary
Karen F. Johnston..........   2006   257,726   29,077          126,179            9,676        422,658
  Senior Vice
  President -- Merchandising
Bryan Venberg..............   2006   244,231   48,715          126,179           11,924        431,049
  Senior Vice
  President -- Human
  Resources
Brenda Boehler .............  2006   375,385   83,516          378,536           61,233(6)     898,670
  Executive Vice President
  --  TV and Internet Sales


--------------

   (1) Represents base salary paid during fiscal year 2006.

   (2) Amounts shown do not reflect compensation actually received by the named executive officer. Instead, amounts shown are the compensation costs recognized by our company during fiscal 2006 for option awards as determined pursuant to FAS 123R. These compensation costs reflect certain option awards granted in and prior to fiscal 2006. The assumptions used to calculate the value of option awards are set forth under Note 6, "Shareholders Equity and Redeemable Preferred Stock -- Stock-Based Compensation" of the notes to consolidated financial statements included in our Annual Report on form 10-K for fiscal 2006 filed with the SEC on April 17, 2007.

   (3) Represents performance-based compensation paid for fiscal 2006 performance through the annual management incentive plan.

   (4) All named executive officers received an auto allowance in fiscal 2006 as well as a company match in our 401(k) plan. Unless otherwise noted, named executive officers are eligible for an annual auto allowance equal to $6,600 per year. We provide a company match in the 401(k) plan equal to 50% for the first 6% of eligible compensation deferred, up to IRS compensation limits.

   (5) Includes $18,000 in auto allowance and $14,859 in tax preparation assistance, in addition to company match in the 401(k) plan.

   (6) Includes $48,815 of accrued vacation, paid out upon retirement per policy, in addition to auto allowance and 401(k) plan company match.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

     The following table sets forth certain information concerning plan-based awards granted to the named executive officers during fiscal 2006. The majority of grants during fiscal 2006 were for our cash-based annual management incentive plan and our long-term incentive plan.


                                                                                    ALL OTHER
                                                                                     OPTION
                                                                                     AWARDS:
                                       ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY    NUMBER OF
                                                INCENTIVE PLAN AWARDS(1)           SECURITIES    EXERCISE OR     GRANT DATE FAIR
                                       -----------------------------------------   UNDERLYING   BASE PRICE OF       VALUE OF
                             GRANT     THRESHOLD     TARGET         MAXIMUM          OPTIONS    OPTION AWARDS   STOCK AND OPTION
NAME                         DATE         ($)         ($)             ($)            (#)(4)         ($/SH)         AWARDS ($)
----                      ----------   ---------   ---------   -----------------   ----------   -------------   ----------------


William J. Lansing.....                 204,000    1,020,000   Not Applicable(1)
                                        878,900    1,870,000   1,870,000(2)

Frank Elsenbast........                  20,000      100,000   Not Applicable(1)
                                        164,500      350,000   350,000(2)

Nathan Fagre...........                  20,000      100,000   Not Applicable(1)
                                        181,420      386,000   386,000(2)
                          12/21/2007                                                 100,000        12.70           471,345(5)

Karen F. Johnston......                  20,000      100,000   Not Applicable(1)
                                        164,568      350,144   350,144(2)

Bryan Venberg..........                  20,000      100,000   Not Applicable(1)
                                        152,750      325,000   325,000(2)

Brenda Boehler.........                  60,000      300,000   Not Applicable(1)
                                        310,200      660,000   660,000(2)(3)


--------------

   (1) Reflects possible payouts under awards made to our executive officers under our annual management incentive plan. Payment of these awards was contingent upon our company achieving its sales and EBITDA target for fiscal 2006.

   (2) Reflects possible payouts under awards made to our executive officers under our long-term incentive plan. Minimum amounts represent actual fiscal year 2006 results and 50% weighting of results per the plan formula. If no fiscal year 2007 goals are achieved, this is the minimum amount that would be paid. Plan payments are expected in April 2008 following fiscal year 2007 results.

   (3) Ms. Boehler is not eligible to receive payment from this plan due her retirement on February 2, 2007. Therefore the probability of this payment being made in the future is zero.

   (4) All of the options awards in the table above were granted under our 2004 omnibus stock plan. Under the terms of the stock option agreement pertaining to each of these awards, these options vest as to one-third of the shares on each of the first, second and third anniversary dates of the grant date if the officer is employed by us on the applicable date. The options generally expire 10 years after the grant date. Vesting of shares accelerates in connection with terminations without cause and any change in control on the terms described below under "Potential Payments Upon Termination or Change-in-Control." Vested options must be exercised within one year after the death of an officer or his or her termination as a result of disability, or within three months after an officer's termination that is without cause, other than the circumstances described below under "Potential Payments Upon Termination or Change-in-Control." If an officer's employment is terminated for cause, the officer's right to exercise any unexercised options will terminate immediately.

       The impact of a termination of employment or change in control of our company on option awards to our named executive officers is quantified in the "Potential Payments Upon Termination or Change-in-Control" section below.

   (5) Amounts shown do not reflect compensation actually received by the named executive officer. Instead, amounts shown are the total compensation costs to be recognized by our company over the option's vesting period as determined pursuant to FAS 123R. These compensation costs reflect option awards granted in fiscal 2006. The assumptions used to calculate the value of option awards are set forth under Note 6, "Shareholders Equity and Redeemable Preferred Stock -- Stock-Based Compensation" of the notes to consolidated financial statements included in our Annual Report on form 10-K for fiscal 2006 filed with the SEC on April 17, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

     The following table sets forth certain information concerning equity awards outstanding to the named executive officers at the end of fiscal 2006.


                                                             OPTION AWARDS
                            ------------------------------------------------------------------------------
                                          NUMBER OF      NUMBER OF
                                          SECURITIES     SECURITIES
                                          UNDERLYING     UNDERLYING
                                         UNEXERCISED    UNEXERCISED      OPTION
                                           OPTIONS        OPTIONS       EXERCISE
                                             (#)            (#)          PRICE              OPTION
NAME                        GRANT DATE   EXERCISABLE   UNEXERCISABLE   ($/SHARE)       EXPIRATION DATE
----                        ----------   -----------   -------------   ---------   -----------------------


William J. Lansing........   12/1/2003    1,400,000                      $15.46           11/30/2013
                              7/1/2004      196,350                      $13.02            7/1/2014
                              3/2/2005      187,203                      $12.82            3/2/2015
Frank Elsenbast...........   5/24/2000        1,667                      $24.75           5/24/2007
                             7/31/2000        1,250                      $14.38           7/31/2007
                             5/23/2001        3,500                      $20.55     5/23/2007,2008,2009(3)
                             4/16/2002        5,000                      $19.90     4/16/2008,2009,2010(3)
                            11/25/2002        4,590                      $14.77    11/25/2008,2009,2010(3)
                              5/9/2003        2,800                      $12.35            5/9/2009
                            11/17/2003       25,000                      $15.73    11/17/2009,2010,2011(3)
                              7/1/2004        4,950                      $13.02            7/1/2014
                             8/12/2004       16,666        8,334(1)      $10.54           8/12/2014
                              1/7/2005       25,000                      $13.12            1/7/2015
                              3/2/2005       10,664                      $12.82            3/2/2015
Nathan Fagre..............    5/1/2000       66,666                      $19.94            5/1/2007
                             7/31/2000       12,500                      $14.38           7/31/2007
                              4/5/2001       30,000                      $12.94     4/5/2007,2008,2009(3)
                             8/13/2001       11,500                      $16.50           4/15/2007
                              2/2/2002       11,500                      $18.15           4/15/2008
                              2/2/2002       20,000                      $18.15          2/2/07,2008
                            11/25/2002       37,040                      $14.77    11/25/2008,2009,2010(3)
                              5/9/2003       14,000                      $12.35            5/9/2009
                              7/1/2004       16,500                      $13.02            7/1/2014
                              3/2/2005       26,660                      $12.82            3/2/2015
                            12/21/2006           --      100,000(2)      $12.70           12/21/2016
Karen F. Johnston.........   6/24/2004       50,000                      $12.62           6/24/2014
                              3/2/2005        3,333                      $12.82            3/2/2015
                             12/2/2005        5,000       10,000(1)      $11.49           12/2/2015
Bryan Venberg.............   6/24/2004       75,000                      $12.62           6/24/2014
                              1/7/2005       25,000                      $13.12            1/7/2015
                              3/2/2005       26,660                      $12.82            3/2/2015
                             3/30/2005       16,667        8,333(1)      $11.55           3/30/2015
Brenda Boehler............    2/9/2004      200,000                      $16.96            5/2/2007
                              7/1/2004       16,500                      $13.02            5/2/2007
                             11/1/2004       33,333                      $10.44            5/2/2007
                              3/2/2005       52,787                      $12.82            5/2/2007

--------------

   (1) Options become exercisable in three equal installments beginning on the first anniversary date of grant and expire 10 years from date of grant.

   (2) Options become exercisable in three equal installments beginning on the second anniversary of the date of grant. Options expire 10 years from date of grant.

   (3) Options vested in three equal installments beginning on the first anniversary of the date of grant. The expiration date of each vesting segment for these options expires five years after the vesting date.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth options that were exercised during fiscal 2006 for the named executive officers. There were no stock awards provided to the named executive officers that vested during fiscal 2006.


                                                              OPTION AWARDS
                                                  ------------------------------------
                                                  NUMBER OF SHARES
                                                      ACQUIRED       VALUE REALIZED ON
                                                     ON EXERCISE          EXERCISE
NAME                                                     (#)               ($)(1)
----                                              ----------------   -----------------


William J. Lansing..............................           --                 --
Frank Elsenbast.................................          239(2)             235(2)
Nathan Fagre....................................        1,913(2)           1,879(2)
Karen F. Johnston...............................           --                 --
Bryan Venberg...................................           --                 --
Brenda Boehler..................................           --                 --


--------------

   (1) Represents the difference between the exercise price and the average fair market value of the common stock on the date of exercise.

   (2) Exercised on March 14, 2006 pursuant to option granted on March 14, 2001 with an exercise price of $11.438 per share and an average fair market value of $12.42.

PENSION BENEFITS

     We currently do not provide any pension benefits to our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION

     We currently do not provide any nonqualified deferred compensation plans to our named executive officers.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-
CONTROL

     We have entered into an employment agreement with William J. Lansing, and with severance and change-in-control agreements with our other named executive officers, which are summarized below. The potential payments upon termination or change in control presented in the following tables assume as change in control date of February 3, 2007 and buyout stock price of $12.41, which was the closing sale price of our common stock on February 3, 2007. The calculations also assume aggregate values of medical, dental and life insurance benefits based on current plan design and full rates. All calculations include Minnesota state tax based on the named executive officer's residence as of the assumed change in control date.

William J. Lansing

     Effective December 1, 2003, we entered into an employment agreement with Mr. Lansing under which he serves as our president and chief executive officer commencing December 16, 2003 for an initial three year term. Under the employment agreement, Mr. Lansing receives a base salary of at least $850,000 per year with performance reviews to be conducted annually, a monthly automobile allowance of $1,500 and an annual incentive bonus equal to 120% of his annual base salary in the event our company achieves certain target objectives established by the compensation committee at the beginning of each fiscal year. The employment agreement generally provides that Mr. Lansing may not compete against our company for 12 months after his employment is terminated. The employment agreement also obligates us to pay severance benefits to Mr. Lansing in the event his employment is terminated in certain instances in an amount equal to two times his highest annual base salary plus a pro rata portion of any annual incentive bonus that would have been payable but for such termination, along with providing additional health, dental and life insurance benefits for two years. In addition, if Mr. Lansing's termination occurs in connection with a change of control, he would also be entitled to receive two times his annual incentive bonus. The employment agreement has an evergreen provision, which means that the agreement continues for additional one-year periods following the initial termination date of January 31, 2007, unless at least 180 days before such date (or the anniversary of such date, as applicable), either Mr. Lansing or the board advises the other that they do not wish continue the agreement on that basis. Mr. Lansing's agreement is currently operating under a one-year renewal period which expires January 31, 2008.

Frank Elsenbast, Nathan Fagre, Karen Johnston and Bryan Venberg

     On December 7, 2005, we entered into change of control and severance agreements with each of Mr. Elsenbast, Mr. Fagre, Ms. Johnston and Mr. Venberg. The agreements provide for severance payments equal to 24 months of the executive's salary and automobile allowance in the event that there is a change of control of our company and subsequently their employment is terminated without cause by us or is terminated for good reason by the executive. In this case, the executive is also entitled to receive a pro-rata share of his or her bonus target in the fiscal year in which the termination of employment occurs, and continued medical and dental benefits for the 24 month period (or, at the executive's option, reimbursement for obtaining health coverage under COBRA). In the event that the executive's employment is terminated either by us without cause or by the employee for good reason in the absence of a change of control of our company, then the executive is entitled to receive 18 months of salary and automobile allowance, a pro-rata share of the actual bonus that would have been payable for the fiscal year in which the termination occurred, and medical and dental benefits for a period of 18 months. In order to receive any of these benefits described above, the executive would need to enter into a release of claims against us and agree not to compete against us for 18 to 24 months. The agreements have a term of three years from December 7, 2005.

Brenda Boehler

     Effective February 9, 2004, we entered into a salary continuation agreement with Ms. Boehler that provides for the payment of severance to Ms. Boehler as well as the acceleration of vesting of any stock options held by Ms. Boehler in the event her employment with us is terminated by Ms. Boehler for good reason or by our company without cause. The severance payments would equal the sum of Ms. Boehler's base salary and auto allowance at the time of termination, paid in accordance with our regular payroll practices on a monthly basis over a two year period. Ms. Boehler would also be entitled to receive the actual bonus award that she would have received for the fiscal year in which the separation occurs (pro-rated for the time of active service during such fiscal year), plus a lump-sum bonus payment equal to her target annual bonus objective for the fiscal year. In addition to severance payments, Ms. Boehler would also be entitled to receive (or to be reimbursed for obtaining) certain health insurance benefits during this two year period similar to what she received while employed by our company. The salary continuation agreement also generally provides that Ms. Boehler may not compete against our company for six months after the date her employment is terminated or she ceases receiving severance payments from us, whichever is later. The salary continuation agreement has a term of three years from February 9, 2004. Ms. Boehler retired from our company on February 2, 2007 and received payment of her 2006 annual bonus and accumulated vacation time; no severance payments were made and Ms. Boehler's participation under the long-term incentive plan was terminated without payment.

Potential Payments

     In the event a named executive's employment terminated on February 3, 2007, the named executive would have realized the benefits and payments set forth below:


                                                                      WILLIAM J. LANSING
                            -----------------------------------------------------------------------------------------------------
                                                                           QUALIFYING
                                                                           TERMINATION
                                                                         UNRELATED TO A   CHANGE IN CONTROL   CHANGE IN CONTROL &
                                                                            CHANGE IN          WITHOUT             QUALIFYING
                            DEATH   DISABILITY   FOR CAUSE   VOLUNTARY       CONTROL         TERMINATION          TERMINATION
BENEFIT                      ($)        ($)         ($)         ($)            ($)               ($)                  ($)
-------                     -----   ----------   ---------   ---------   --------------   -----------------   -------------------


Cash Severance:
  Base Salary............     --        --           --          --         1,700,000                --            1,700,000
  Bonus..................     --        --           --          --         1,020,000                --            2,040,000
  Long-Term Incentive
     Plan(1).............     --        --           --          --                --         1,870,000            1,870,000
                              --        --           --          --         ---------         ---------            ---------
  Total..................     --        --           --          --         2,720,000         1,870,000            5,610,000
Other Benefits:
  Health & Welfare(2)....     --        --           --          --            25,468                --               25,468
  Tax Gross-Up(3)........     --        --           --          --                --                --            1,489,206
                              --        --           --          --         ---------         ---------            ---------
  Total..................     --        --           --          --            25,468                --            1,514,674
                              --        --           --          --         ---------         ---------            ---------
Total....................     --        --           --          --         2,745,468         1,870,000            7,124,674
                              ==        ==           ==          ==         =========         =========            =========



--------------

   (1) Assumes target payout of 2006 long term incentive plan grant.

   (2) Includes life insurance continuation cost. Values shown are aggregate.

   (3) Assumes Mr. Lansing receives a full gross-up for any limitations under
       Section 280G of the Internal Revenue Code.


                                                                       FRANK ELSENBAST
                                --------------------------------------------------------------------------------------------
                                                                            QUALIFYING
                                                                            TERMINATION                         CHANGE IN
                                                                          UNRELATED TO A      CHANGE IN         CONTROL &
                                                       FOR                   CHANGE IN     CONTROL WITHOUT      QUALIFYING
                                 DEATH   DISABILITY   CAUSE   VOLUNTARY       CONTROL      TERMINATION ($)   TERMINATION ($)
BENEFIT                           ($)        ($)       ($)       ($)            ($)              (3)               (3)
-------                         ------   ----------   -----   ---------   --------------   ---------------   ---------------


Cash Severance:
  Base Salary................       --         --       --        --          412,500               --           550,000
  Long-Term Incentive
     Plan(1).................       --         --       --        --               --          350,000           350,000
                                ------     ------       --        --          -------          -------           -------
  Total......................       --         --       --        --          412,500          350,000           900,000
Equity:
  Exercisable Options........   31,333     31,333       --        --           31,333           31,333            31,333
  Unexercisable Options
     (Accelerated)...........   15,585     15,585       --        --               --               --            15,585
                                ------     ------       --        --          -------          -------           -------
  Total......................   46,918     46,918       --        --           31,333           31,333            46,918
Other Benefits:
  Health & Welfare(2)........       --         --       --        --           15,360               --            20,480
  Car Allowance..............       --         --       --        --            9,900               --            13,200
  Total......................       --         --       --        --           25,260               --            33,680
                                ------     ------       --        --          -------          -------           -------
Total........................   46,918     46,918       --        --          469,094          381,333           980,598
                                ======     ======       ==        ==          =======          =======           =======



--------------

   (1) Assumes target payout of 2006 long term incentive plan grant.

   (2) Values shown are aggregate.

   (3) Full value of incremental amounts are shown, but incremental compensation would be cut-back because executive's change-in-control plan caps incremental compensation from a change-in-control at the wage base limit under Section 280G of the Internal Revenue Code.


                                                                         NATHAN FAGRE
                              -------------------------------------------------------------------------------------------------
                                                                             QUALIFYING
                                                                             TERMINATION
                                                                           UNRELATED TO A      CHANGE IN      CHANGE IN CONTROL
                                                                              CHANGE IN     CONTROL WITHOUT      & QUALIFYING
                              DEATH   DISABILITY   FOR CAUSE   VOLUNTARY       CONTROL        TERMINATION        TERMINATION
BENEFIT                        ($)        ($)         ($)         ($)            ($)              ($)                ($)
-------                       -----   ----------   ---------   ---------   --------------   ---------------   -----------------


Cash Severance:
  Base Salary..............     --         --          --          --          450,000               --             600,000
  Long-Term Incentive
     Plan(1)...............     --         --          --          --               --          386,000             386,000
                               ---        ---          --          --          -------          -------           ---------
  Total....................     --         --          --          --          450,000          386,000             986,000
Equity:
  Exercisable Options......    840        840          --          --              840              840                 840
                               ---        ---          --          --          -------          -------           ---------
  Total....................    840        840          --          --              840              840                 840
Other Benefits:
  Health & Welfare(2)......     --         --          --          --           15,360               --              20,480
  Car Allowance............     --         --          --          --            9,900               --              13,200
                               ---        ---          --          --          -------          -------           ---------
  Total....................     --         --          --          --           25,260               --              33,680
                               ---        ---          --          --          -------          -------           ---------
Total......................    840        840          --          --          476,100          386,840           1,020,520
                               ===        ===          ==          ==          =======          =======           =========



--------------

   (1) Assumes target payout of 2006 long term incentive plan grant.

   (2) Values shown are aggregate.


                                                                       KAREN JOHNSTON
                                --------------------------------------------------------------------------------------------
                                                                                QUALIFYING
                                                                                TERMINATION                       CHANGE IN
                                                                              UNRELATED TO A      CHANGE IN       CONTROL &
                                                                                 CHANGE IN     CONTROL WITHOUT    QUALIFYING
                                 DEATH   DISABILITY   FOR CAUSE   VOLUNTARY       CONTROL        TERMINATION     TERMINATION
BENEFIT                           ($)        ($)         ($)         ($)            ($)              ($)             ($)
-------                         ------   ----------   ---------   ---------   --------------   ---------------   -----------


Cash Severance:
  Base Salary................       --         --         --          --          390,000               --         520,000
  Long-Term Incentive
     Plan(1).................       --         --         --          --               --          350,144         350,144
                                ------     ------         --          --          -------          -------         -------
  Total......................       --         --         --          --          390,000          350,144         870,144
Equity:
  Exercisable Options........    4,600      4,600         --          --            4,600            4,600           4,600
  Unexercisable Options
     (Accelerated)...........    9,200      9,200         --          --               --               --           9,200
                                ------     ------         --          --          -------          -------         -------
  Total......................   13,800     13,800         --          --            4,600            4,600          13,800
Other Benefits:
  Health & Welfare(2)........       --         --         --          --           12,690               --          16,920
  Car Allowance..............       --         --         --          --            9,900               --          13,200
  Total......................       --         --         --          --           22,590               --          30,120
                                ------     ------         --          --          -------          -------         -------
Total........................   13,800     13,800         --          --          417,190          354,744         914,064
                                ======     ======         ==          ==          =======          =======         =======


--------------

   (1) Assumes target payout of 2006 long term incentive plan grant.

   (2) Values shown are aggregate.


                                                                        BRYAN VENBERG
                                --------------------------------------------------------------------------------------------
                                                                                QUALIFYING
                                                                                TERMINATION                       CHANGE IN
                                                                              UNRELATED TO A      CHANGE IN       CONTROL &
                                                                                 CHANGE IN     CONTROL WITHOUT    QUALIFYING
                                 DEATH   DISABILITY   FOR CAUSE   VOLUNTARY       CONTROL        TERMINATION     TERMINATION
BENEFIT                           ($)        ($)         ($)         ($)            ($)              ($)             ($)
-------                         ------   ----------   ---------   ---------   --------------   ---------------   -----------


Cash Severance
  Base Salary................       --         --         --          --          375,000               --          500,000
  Long-Term Incentive
     Plan(1).................       --         --         --          --               --          325,000          325,000
                                ------     ------         --          --          -------          -------         --------
  Total......................       --         --         --          --          375,000          325,000          825,000
Equity
  Exercisable Options........   14,333     14,333         --          --           14,333           14,333           14,333
  Unexercisable Options
     (Accelerated)...........    7,167      7,167         --          --               --               --            7,167
                                ------     ------         --          --          -------          -------         --------
  Total......................   21,500     21,500         --          --           14,333           14,333           21,500
Other Benefits
  Health & Welfare(2)........       --         --         --          --           15,360               --         $ 20,480
  Car Allowance..............       --         --         --          --            9,900               --         $ 13,200
                                ------     ------         --          --          -------          -------         --------
  Total......................       --         --         --          --           25,260               --         $ 33,680
                                ------     ------         --          --          -------          -------         --------
Total........................   21,500     21,500         --          --          414,593          339,333          880,180
                                ======     ======         ==          ==          =======          =======         ========



--------------

   (1) Assumes target payout of 2006 long term incentive plan grant.

   (2) Values shown are aggregate.

                      DIRECTOR COMPENSATION FOR FISCAL 2006

     We use a combination of cash and stock-based compensation to attract and retain qualified board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The governance committee also reviews analyses completed by Towers Perrin relative to director compensation. Towers Perrin provides the governance committee with relevant market data, including data from proxy sources in our peer group, and alternatives to consider when making compensation decisions for director compensation.

     The summary below represents compensation paid to directors during fiscal 2006. The director compensation program consists of an annual cash retainer for all board members, additional cash retainers for the non-executive chairman, committee chairs and audit committee members and an annual stock-based grant. As approved on June 14, 2006, the annual retainer for directors increased from $40,000 to $50,000 and the annual grant of 20,000 stock options was eliminated and replaced by an annual grant of 8,000 restricted shares of common stock, subject to one-year vesting. The three directors who are elected by the holders of the preferred stock (currently Ron Herman, Doug Holloway and Jay Ireland) do not receive compensation for their service as directors, pursuant to the terms of our shareholders agreement with GE Equity (the holder of the preferred stock). In addition, Will Lansing, our chief executive officer, also does not receive an additional compensation for his service on the board of directors.

     The following table shows information concerning compensation provided to each of our non-employee director for services provided during fiscal 2006.


                                              FEES EARNED OR
                                               PAID IN CASH    STOCK AWARDS    TOTAL
NAME                                                ($)           ($)(6)        ($)
----                                          --------------   ------------   -------


James J. Barnett(1).........................      55,000          54,553      109,553
John D. Buck(2).............................      57,000          54,553      111,553
Marshall S. Geller(3).......................      87,000          54,553      141,553
Robert J. Korkowski(4)......................      65,000          54,553      119,553
George A. Vandeman(5).......................      57,000          54,553      111,553


--------------

   (1) Fees earned or paid in cash consists of $45,000 annual board retainer and $10,000 for serving as a member of the audit committee.

   (2) Fees earned or paid in cash consists of: $45,000 annual board retainer and $12,000 for serving as chair of the compensation committee.

   (3) Fees earned or paid in cash consists of $45,000 annual board retainer, $32,000 for serving as chair of the board of directors and $10,000 for serving as a member of the audit committee.

   (4) Fees earned or paid in cash consists of $45,000 annual board retainer and $20,000 for serving as chair of the audit committee.

   (5) Fees earned or paid in cash consists of $45,000 annual board retainer and $12,000 for serving as chair of the governance committee.

   (6) Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal 2006 in accordance with FAS 123R.

     The governance committee annually reviews and makes recommendations to the full board as to director compensation issues at its June board meeting, with advice and benchmarking analysis from Towers Perrin. Under the current director compensation structure, each director would receive an annual retainer of $50,000 (payable quarterly), and certain additional payments for service as non-executive chairman ($38,000 annually), chairman of the audit committee ($20,000 annually), chairman of the compensation or governance committee ($12,000 annually), or for service on the audit committee ($10,000 annually). In addition, under the current compensation program, each director would be awarded 8,000 shares of restricted stock at the June meeting, subject to a one-year vesting requirement. Directors do not receive any per-meeting fees. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of February 3, 2007 for our compensation plans under which securities may be issued:


                             NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                               ISSUED UPON EXERCISE OF      EXERCISE PRICE OF     REMAINING AVAILABLE FOR
                                OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
PLAN CATEGORY                    WARRANTS AND RIGHTS       WARRANTS AND RIGHTS   EQUITY COMPENSATION PLANS
-------------                --------------------------   --------------------   -------------------------


Equity Compensation Plans
  Approved by
  Securityholders.........            4,176,088                  $14.98                  3,016,321(1)
Equity Compensation Plans
  Not Approved by
  Securityholders(2)......            5,874,527(2)               $16.90                         --
                                     ----------                                          ---------
  Total...................           10,050,615                  $16.10                  3,016,321
                                     ==========                                          =========


--------------

   (1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding options, warrants or rights, as follows: 930,813 shares under the 2001 Omnibus Stock Plan and 2,085,508 shares under the 2004 Omnibus Stock Plan.

   (2) Reflects 4,036,858 shares of common stock issuable upon exercise of the various warrants issued by our company and held by NBC and described in "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and 1,837,669 shares of common stock issuable upon exercise of nonstatutory stock options granted to our employees at per share exercise prices equal to the fair market value of a share of common stock on the date of grant. Each of these options expires between five and ten years after the date of issuance, and is subject to vesting requirements varying between completely vested and vesting over a period of three to six years, depending on the circumstances of each individual grant.

EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS

     Outstanding options to purchase up to 1,837,669 shares of common stock to employees at per share exercise prices equal to the fair market value of a share of common stock on the date of grant. Each of these options expires between five and ten years after the date of issuance, and is subject to vesting requirements varying between completely vested and vesting over a period of three to six years, depending on the circumstances of each individual grant. These stock options were utilized solely for inducement stock option grants for newly hired officers and certain key employees.

                              CERTAIN TRANSACTIONS

STRATEGIC ALLIANCE WITH GE EQUITY AND NBC

NBC Trademark License Agreement

     On November 16, 2000, we entered into a trademark license agreement with NBC pursuant to which NBC granted us an exclusive, worldwide license for a term of ten years to use certain NBC trademarks, service marks and domain names to rebrand our business and corporate name and website. We subsequently selected the names ShopNBC and ShopNBC.com.

     Under the license agreement we have agreed, among other things, to (i) certain restrictions on using trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC, (ii) the loss of our rights under the license with respect to specific territories outside of the United States in the event we fail to achieve and maintain certain performance targets in such territories, (iii) not own, operate, acquire or expand our business to include certain businesses without NBC's prior consent, (iv) comply with NBC's privacy policies and standards and practices, and (v) not own, operate, acquire or expand our business such that one-third or more of our revenues or our aggregate value is attributable to certain services (not including retailing services similar to our existing e-commerce operations) provided over the internet. The license agreement also grants to NBC the right to terminate the license agreement at any time upon certain changes of control of our company, in certain situations upon the failure by NBC to own a certain minimum percentage of our outstanding capital stock on a fully diluted basis, and certain other situations. On March 28, 2007, we and NBC agreed to extend the term of the license by six months, such that the license would continue through May 15, 2011, and to provide that certain changes of control involving a financial buyer would not provide the basis for an early termination of the license by NBC.

Strategic Alliance with NBC and GE Equity

     In March 1999, we entered into a strategic alliance with NBC and GE Equity. Pursuant to the terms of the transaction, NBC and GE Equity acquired 5,339,500 shares of our Series A Redeemable Convertible Preferred Stock between April 1999 and June 1999, and NBC was issued a warrant to acquire 1,450,000 shares of our common stock, known as the distribution warrants, with an exercise price of $8.29 per share, under a distribution and marketing agreement discussed below. In addition, we issued to GE Equity a warrant, known as the investment warrant, to increase its potential aggregate equity stake (together with its affiliates, including NBC) at the time of exercise to approximately 40%. The preferred stock is convertible into an equal number of shares of our common stock, subject to anti-dilution adjustments, has a mandatory redemption on the tenth anniversary of its issuance or upon a change of control at $8.29 per share, participates in dividends on the same basis as the common stock and has a liquidation preference over the common stock and any other junior securities. On July 6, 1999, GE Equity exercised the investment warrant and acquired an additional 10,674,000 shares of our common stock for an aggregate of $178,370,000, or $16.71 per share. Following the exercise of the investment warrant, the combined ownership of our company by GE Equity and NBC on a diluted basis was approximately 40%. In February 2005, GE Equity sold 2,000,000 shares of our common stock to several purchasers. In July 2005, GE Equity entered into agreements to sell an additional 2,604,932 shares of our common stock in privately negotiated transactions to a number of different purchasers; this sale was completed on September 15, 2005.

Shareholder Agreement

     In March 1999, we also entered into a shareholder agreement with GE Equity, which provides for certain corporate governance and standstill matters. The shareholder agreement (together with the certificate of designation of the preferred stock) initially provided that GE Equity and NBC would be entitled to designate nominees for two out of seven members of our board of directors so long as their aggregate beneficial ownership was at least equal to 50% of their initial beneficial ownership, and one out of seven members so long as their aggregate beneficial ownership was at least 10% of the "adjusted outstanding shares of common stock," as defined in the shareholder agreement. The shareholder agreement also requires the consent of GE Equity prior to our entering into any material agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances). Finally, we are prohibited from exceeding certain thresholds relating to the issuance of voting securities over a twelve-month period, the payment of quarterly dividends, the repurchase of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt greater than the larger of $40 million or 30% of our total capitalization. We are also prohibited from taking any action that would cause any ownership interest by us in TV broadcast stations from being attributable to GE Equity, NBC or their affiliates.

     The shareholder agreement provides that during the standstill period (as defined in the shareholder agreement), subject to certain limited exceptions, GE Equity and NBC are prohibited from: (i) any asset/ business purchases from us in excess of 10% of the total fair market value of our assets; (ii) increasing their beneficial ownership above 39.9% of our shares; (iii) making or in any way participating in any solicitation of proxies; (iv) depositing any securities of our company in a voting trust; (v) forming, joining or in any way becoming a member of a "13D Group" with respect to any voting securities of our company;
(vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of our company; (vii) otherwise acting, whether alone or in concert with others, to seek to propose to us any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving us, or nominating any person as a director of our company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by our shareholders. If, during the standstill period, any inquiry has been made regarding a "takeover transaction" or "change in control," each as defined in the shareholder agreement, that has not been rejected by the board of directors, or the board pursues such a transaction, or engages in negotiations or provides information to a third party and the board has not resolved to terminate such discussions, then GE Equity or NBC may propose to us a tender offer or business combination proposal.

     In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of common stock, GE Equity and NBC shall not sell, transfer or otherwise dispose of any securities of our company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the shareholder agreement, (ii) that have been consented to by us,
(iii) pursuant to a third-party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which we are a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, or (vii) in a private sale or pursuant to Rule 144A of the Securities Act of 1933; provided, that in the case of any transfer pursuant to clause (v) or (vii), the transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with that person's affiliates, of more than 10% of the adjusted outstanding shares of the common stock.

     The standstill period will terminate on the earliest to occur of (i) the ten-year anniversary of the shareholder agreement, (ii) our entering into an agreement that would result in a "change in control" (subject to reinstatement),

(iii) an actual "change in control," (iv) a third-party tender offer (subject to reinstatement), or (v) six months after GE Equity and NBC can no longer designate any nominees to the board of directors. Following the expiration of the standstill period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause (v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of our diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for our company.

     On March 19, 2004, we agreed with NBC and GE Equity to amend the shareholder agreement as follows: (i) to increase the authorized size of our board of directors to nine from seven; (ii) to permit NBC and GE Equity together to appoint three directors instead of two to our board of directors; and (iii) to provide that NBC and GE Equity would no longer have the right to have its director-nominees serve on the audit, compensation or nominating and governance committees, in the event the committees must be comprised solely of "independent" directors under applicable laws or Nasdaq regulations. In such case, NBC and GE Equity would have the right to have an observer attend all of these committee meetings, to the extent permitted by applicable law or regulation.

Registration Rights Agreement

     Pursuant to the investment agreement, we entered into a registration rights agreement with GE Equity providing GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggy-back registration rights.

Distribution and Marketing Agreement

     We entered into a distribution and marketing agreement with NBC dated March 8, 1999 that provides NBC with the exclusive right to negotiate on our behalf for the distribution of our home shopping television programming. NBC may terminate the distribution agreement if we enter into certain significant affiliation agreements or a transaction resulting in a change in control. As compensation for these services, we agreed to pay NBC an annual fee which was approximately $1.8 million in fiscal 2006, and issued NBC 1,450,000 distribution warrants. The exercise price of the distribution warrants is $8.29 per share. In fiscal 2004, NBC exercised a portion of the original distribution warrants in a cashless exercise acquiring 101,509 shares of common stock. In fiscal 2005, NBC exercised all remaining original distribution warrants in a cashless exercise acquiring 281,199 additional shares of common stock. On March 28, 2007, we agreed with NBC to reduce the amount of the annual fee payable to NBC to a market rate.

CREDIT CARD AGREEMENT WITH AFFILIATE OF GE EQUITY

     In September 2006, we entered into a private label credit card and co-brand credit card consumer program agreement with GE Money Bank for the consumer financing of private label credit card purchases from our company and for the financing of co-brand credit card purchases of products and services from other retailers. GE Money Bank, the issuing bank for the program, is indirectly wholly-owned by the General Electric Company, which is also the parent company of NBC and GE Equity. As noted above, NBC and GE Equity have a substantial percentage ownership in our company and together have the right to select three of the nine members of our board of directors.

AGREEMENT WITH RIGHTNOW TECHNOLOGIES, INC.

     In July 2004, we entered into an agreement with RightNow Technologies, Inc under which we paid RightNow Technologies approximately $48,000 during fiscal 2005 and $171,000 during fiscal 2006 to utilize certain proprietary customer service technologies developed by RightNow Technologies and for payment of annual software maintenance fees relating to this technology. Our president and chief executive officer, William J. Lansing, serves on the board of directors of RightNow Technologies.

REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS

     In February 2007, our board of directors adopted a written related person transaction approval policy, which sets forth our company's policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person's interest in the transaction(s) involves at least $100,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise providing value to one of the parties.

     Under the policy, a "related person" is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of our company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member include a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person's home, except for tenants or employees.

     Prior to entering into any related person transaction, the audit committee of our board of directors must be presented with the relevant information about the proposed transaction, in order for the committee to assess whether the related person transaction is beneficial to our company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the audit committee may take into account in considering a related person transaction, and itemizes certain routine transactions which are exempt from the policy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. Nathan Fagre, one of our named executive officers, filed one Form 4 one day late in fiscal 2006. Except for that instance, to our knowledge, none of our directors or executive officers failed to file on a timely basis any reports during fiscal 2006.

                                  OTHER MATTERS

     As of the date of this proxy statement, the board of directors knows of no matters that will be presented for consideration at the meeting other than as described in this proxy statement. If any other matters shall properly come before the meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by the proxies as to any matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of our company.

     Our fiscal 2006 annual report and our annual report on Form 10-K for fiscal 2006, including financial statements, are being mailed with this proxy statement.

     SHAREHOLDERS WHO WISH TO OBTAIN AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2004 MAY DO SO WITHOUT CHARGE BY WRITING TO US AT VALUEVISION MEDIA, INC., 6740 SHADY OAK ROAD, EDEN PRAIRIE, MINNESOTA 55344-3433, ATTENTION: CORPORATE SECRETARY.

                                        By Order of the Board of Directors

                                        /s/ WILLIAM LANSING
                                        William J. Lansing
                                        President and Chief Executive Officer

                                                                         ANNEX A

                             VALUEVISION MEDIA, INC.
                         2007 MANAGEMENT INCENTIVE PLAN

     1. Purpose. The purpose of the ValueVision Media, Inc. 2007 Management Incentive Plan (the "Plan") is to provide incentives to key employees of ValueVision Media, Inc. (the "Company") and its subsidiaries to produce a superior return to the shareholders of the Company and to encourage such key employees to remain in the employ of the Company and its subsidiaries. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

     2. Definitions.

     2.1 The terms defined in this section are used (and capitalized) elsewhere in the Plan.

     a. "Award" means an award payable to a Participant pursuant to Section 4 hereof.

     b. "Board" means the Board of Directors of the Company.

     c. "Committee" means the Human Resources and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

     d. "Company" means ValueVision Media, Inc., a Minnesota corporation. For purposes of the provisions of this Plan relating to employment of a Participant with the Company, the term "Company" shall include any subsidiary of the Company, 50% or more of the voting stock of which is directly or indirectly owned by the Company.

     e. "Disabled" or "Disability" means, with respect to a Participant, that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; (iii) has been determined to be totally disabled by the Social Security Administration; or
(iv) has been determined to be disabled in accordance with a disability insurance program if the definition of disability under the program meets the requirements of (i) or (ii) above.

     f. "Effective Date" means the date specified in Section 5.

     g. "Eligible Employee" means any key employee of the Company or a subsidiary thereof.

     h. "Participant" means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

     i. "Performance Period" means one or more of the Company's fiscal years, as determined by the Committee prior to the commencement of the applicable Performance Period.

     j. "Retirement" means termination of employment (i) after attaining age 55 for a reason other than death or Disability, or (ii) with the approval of the Committee.

     2.2 Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3. Administration.

     3.1 Authority of Committee. The Committee shall administer the Plan. No member of the Committee shall be eligible to receive an Award under the Plan. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan and the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and other interested parties.

     3.2 Indemnification. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan, selection of Participants, or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions to the fullest extent as permitted under Minnesota law.

     4. Awards.

     4.1 Allocation of Awards. The Plan is designed to reward Participants with benefits which reflect the financial, operational, earnings and/or sales performance of the Company over the applicable Performance Period. Within 90 days following the commencement of each Performance Period, the Committee may select such Eligible Employees as it deems appropriate for participation in the Plan. Eligible Employees selected for participation will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee and consisting of one or any combination of the following performance measures: earnings or earnings per share; EBITDA or EBITDA per share; net income or net income per share; inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; total gross margin dollars; gross margin dollars per hour; customer growth and retention measures; sales growth or sales growth per full-time equivalent household. Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance goals. The specific Plan measures, the goals for each of the Plan measures, and the methodology of the Award calculations shall be established and approved by the Committee for each fiscal year included in the applicable Performance Period. The method for calculating Awards for the applicable Performance Period also shall be established and approved by the Committee.

     4.2 Adjustments. No Participant shall be entitled to receive an Award in any Performance Period in excess of $6,000,000. Calculations of Awards under the Plan shall be finally determined in the sole discretion of the Committee or an appointed designee. The Committee is authorized at any time during a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, Disability, voluntary resignation, or termination with or without cause) or otherwise. The Committee may also make negative adjustments in the Award to a Participant to reflect one-time events or extraordinary non-budgeted items. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant. The Committee may determine not to make Awards under the Plan if, in the sole judgment of the Committee, the overall financial condition of the Company is insufficient to support Awards.

     4.3 Payment of Awards. Following the completion of each Performance Period, the Committee shall certify the degree to which the performance targets were attained and the Awards payable to Participants. Each Participant shall receive payment of the Award so certified no later than two and one half months following the end of the Performance Period, provided the Participant is an Eligible Employee in good standing on the date of payment. If a Participant's employment with the Company terminates by reason of Retirement, death or Disability, then any Award relating to the Performance Period in which the Participant's employment terminates shall be prorated to reflect time during the Performance Period in which the Participant was an active Participant as determined by the Committee, and shall be paid within two and one half months following the end of the fiscal year of the Company in which such Participant terminates employment. If a Participant's employment with the Company terminates for any reason other than Retirement, death or Disability, then such Participant's Awards, including the unpaid portion of any Award relating to any prior Performance Period, shall be canceled and no payment will be made with respect thereto, unless otherwise provided by action of the Committee or pursuant to procedures as may from time to time be approved by the Committee. If paid, such payment shall be made within two and one half months following the end of the fiscal year of the Company in which such Participant terminated employment.

     5. Effective Date of the Plan. The Plan shall become effective as of February 3, 2008; provided that the Plan is approved and ratified by the shareholders of the Company at a meeting thereof held no later than June 30, 2007. The Plan shall remain in effect until it has been terminated pursuant to
Section 9.

     6. Transferability. Awards made pursuant to the Plan are not transferable or assignable by the Participant other than by will or the laws of descent and distribution, and payment thereunder during the Participant's lifetime shall be made only to the Participant or to the guardian or legal representative of the Participant. Payments which are due to a deceased Participant pursuant to the Plan shall be paid to the person or persons to whom such right to payment shall have been transferred by will or the laws of descent and distribution.

     7. Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without cause.

     8. Tax Withholding. The Company shall have the right to withhold from payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

     9. Amendment, Modification and Termination of the Plan. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

     10. Unfunded Plan. No provision of the Plan, or rules and regulations adopted hereunder, shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made.

     11. Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of the competitive cash compensation.

     12. Conformance with Section 409A of the Code. This Plan is intended to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended ("Code") (including current and future guidance issued by the Department of Treasury or Internal Revenue Service). To the extent that any provision of this Plan fails to satisfy those requirements, the provision shall automatically be modified in a manner that, in the good-faith opinion of the Company, brings the provisions into compliance with those requirements while preserving as closely as possible the original intent of the provision and this Plan. If any Participant is a "specified employee" under
Section 409A(a)(2)(B) of the Code, then any payment under this Plan that is treated as deferred compensation under Section 409A of the Code (and not as a short term deferral or other exception to the definition of deferred compensation) shall be deferred for six months following separation from service (without interest or earnings) and shall be paid in a lump sum within two and one-half months after the close of the fiscal year in which the Participant separated from service, or, if later, the day following the end of the deferral period.

     13. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

     14. Merger Clause.  The above constitutes the entire terms of the Plan.

                                                                         ANNEX B

                             VALUEVISION MEDIA, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

     There will be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of ValueVision Media, Inc., a Minnesota corporation (the "Company").

     The Committee will have the responsibility and authority to oversee the Company's management and independent auditors in regard to corporate accounting and financial reporting, to select, evaluate and, where appropriate, replace the independent auditors, and to nominate the independent auditors to be proposed for approval by the shareholders in any proxy statement. The Committee also has oversight of the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee will prepare an audit committee report as required by the rules of the SEC to be included in the Company's annual proxy statement.

     The Committee is empowered to retain its own outside legal counsel, auditors or other experts in its discretion to advise the Committee and to compensate such parties with the Company's funds. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee.

     The Committee will meet as often as it determines, but not less frequently than quarterly. The Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Committee meetings to the Board. In addition to funding for the specific purposes described above, the Company will provide appropriate funding, as determined by the Committee, for ordinary administrative expenses that are necessary for the Committee to carry out its duties.

ORGANIZATION

     The Committee will consist of at least three directors. Each director appointed to the Committee will:

          a) not be disqualified from being an "independent director" within the meaning of Rule 4200 of the NASD Manual, and will have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment;

          b) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years;

          c) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee; and

          d) satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission.

     In particular, the Chairman of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

RESPONSIBILITIES

     The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's independent auditors. The Committee's responsibility is to oversee the financial reporting process.

     The Company's management and its independent auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the independent auditors' work, including without limitation their reports on, and limited reviews of, the Company's financial statements and other financial information. In addition, the Committee is entitled to rely on information provided by the Company's management and the independent auditors with respect to the nature of services provided by the independent auditors and the fees paid for such services. The independent auditors will report directly to the Committee. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     In carrying out its responsibilities, the Committee will:

          a) have the sole authority to appoint or replace the Company's independent auditors (subject, if applicable, to shareholder ratification);

          b) be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of any disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

          c) on an annual basis, review and reassess the adequacy of the Committee Charter annually and the Committee's own performance;

          d) require that the independent auditors provide the Committee with a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the independent auditors their independence;

          e) pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit;

          f) have the authority to retain independent counsel and other legal, accounting or other advisors as it determines necessary to carry out its duties;

          g) recommend to the Board guidelines for the Company's hiring of employees of the independent auditing firm engaged on the Company's account;

          h) obtain and review a report from the independent auditor at least annually regarding:

               (a) the independent auditor's internal quality-control procedures,

               (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

               (c) any steps taken to deal with any such issues, and

               (d) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

          i) actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Committee will present its conclusions with respect to the independent auditor to the Board;

          j) obtain reports from Company management with responsibility for financial and auditing matters and from the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Business Ethics Policy, including disclosures of insider and affiliated party transactions;

          k) evaluate, together with the Board, the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis and, if so determined by the Committee, recommend that the Board replace the independent auditors;

          l) assure regular rotation of the lead audit partner and the reviewing audit partner of the Company's independent auditors;

          m) take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors;

          n) review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

          o) review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditor;

          p) review and consider the matters identified in Statement on Auditing Standards No. 61 with the independent auditors and management, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

          q) review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters;

          r) review with the independent auditors any problems or difficulties the independent auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to required information and any disagreements with management;

          s) meet on a regular basis with the Company's chief financial officer and the independent auditors;

          t) provide appropriate and adequate opportunities for the Company's independent auditor to report to the Committee:

               (i) all critical accounting policies and practices to be used;

               (ii) all alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company's outside auditor; and

               (iii) other material written communications between the Company's outside auditor and the management of the Company, such as any management letter or schedule of unadjusted differences;

          u) consider whether the provision of the services by the independent auditors (other than those services rendered in respect of the audit or review of the Company's annual or quarterly financial statements) is compatible with maintaining the independent auditor's independence;

          v) review and discuss the Company's audited financial statements that are to be included in the Company's Form 10-K with the independent auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission;

          w) review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies;

          x) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters;

          y) receive information from the Company's management (including the Chief Executive Officer and the Chief Financial Officer) about any significant deficiencies and material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

          z) review the terms of proposed engagements of the independent auditors relating to services to the Company in connection with any formal investigation of possible fraud, financial statement misstatements or material weaknesses in internal controls, prior to such engagements;

          aa) obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated;

          bb) review with management and the independent auditors any matters identified by the independent auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements prior to the filing of such interim financial statements on the Company's Form 10-Q, including the results of the independent auditors' review of the interim financial statements;

          cc) discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

          dd) confirm that the none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit review or attest services; and

          ee) discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

                             COMMON STOCK PROXY CARD
                               COMMON STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

VALUEVISION MEDIA, INC.                                                    PROXY

The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints William J. Lansing and Frank P. Elsenbast, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of shareholders of ValueVision Media, Inc. to be held at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Thursday, June 28, 2007 at 9:00 a.m., central time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in proposal 1 and FOR proposals 2 and 3 and at their discretion on any other business as may properly come before the meeting.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the meeting.

                      See reverse for voting instructions.

                                                                       COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 27, 2007.

- Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/VVTV/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 27, 2007.

- Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ValueVision Media, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                            -- Please detach here --

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of directors:

01 James J. Barnett     04 Robert J. Korkowski
02 John D. Buck         05 William J. Lansing
03 Marshall S. Geller   06 George A. Vandeman

[ ]   Vote FOR          [ ]   Vote WITHHELD
      all nominees            from all nominees
      (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)

2.   Proposal to approve the 2007          [ ]  For  [ ] Against  [ ]   Abstain
     Management Incentive Plan.

3.   Proposal to ratify Deloitte & Touche  [ ] For   [ ] Against  [ ]  Abstain
     LLP as independent registered public
     accounting firm for the current
     fiscal year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]      Indicate changes below:

Date
     ------------------

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                           PREFERRED STOCK PROXY CARD
                              PREFERRED STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

VALUEVISION MEDIA, INC.                                                    PROXY

The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints William J. Lansing and Frank P. Elsenbast, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Thursday, June 28, 2007 at 9:00 a.m., central time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in proposal 1 and FOR proposals 2 and 3 and at their discretion on any other business as may properly come before the meeting.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the meeting.

                      See reverse for voting instructions.

                                                                       COMPANY #

                            -- Please detach here --

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of directors:

01 Ronald J.Herman, Jr.     [ ]    Vote FOR                [ ] Vote WITHHELD
02 Douglas V. Holloway             all nominees                from all nominees
03 Jay Ireland                     (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)

2.    Proposal to approve the 2007   [ ]   For   [ ]    Against   [ ]  Abstain
      Management Incentive Plan.

3.    Proposal to ratify Deloitte    [ ]   For   [ ]    Against   [ ]  Abstain
      & Touche LLP as independent
      registered public accounting
      firm for the current fiscal
      year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]    Indicate changes below:

Date
    ----------

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.